THE SINGLE EXECUTED ORIGINAL OF THIS LEASE MARKED "ORIGINAL" SHALL BE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE SHALL BE DUPLICATES AND MARKED "DUPLICATE" OR "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS LEASE CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".


                 ____________________________________________

                         OPERATING LEASE AGREEMENT


                                    between


                         TRUST COMPANY FOR USL, INC.,
                         not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee under the Trust Agreement, dated as of April 30, 1992,
                                        Lessor,

                                      and


                                  FINNAIR OY,
                                        Lessee,

                           Dated as of April 30, 1992

                 ____________________________________________

                  covering one McDonnell Douglas MD82 Aircraft
                            and its related Engines


                        Finnish Registration Mark OH-LMO

                                LEASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
SECTION 1.     Definitions.................................................   1

SECTION 2.     Lease and Delivery of the Aircraft..........................   9

SECTION 3.     Term and Rent...............................................  10

SECTION 4.     Representations, Warranties and Covenants...................  12

SECTION 5.     Return of the Aircraft......................................  22

SECTION 6.     Maintenance, Operation, Etc.................................  27

SECTION 7.     Liens.......................................................  28

SECTION 8.     [Intentionally Omitted].....................................  28

SECTION 9.     Possession..................................................  28

SECTION 10.    Event of Loss; Requisition for Use..........................  31

SECTION 11.    Insurance...................................................  34

SECTION 12.    Replacement and Pooling; Modifications and
               Additions...................................................  38

SECTION 13.    Insignia....................................................  39

SECTION 14.    Inspection/Information......................................  40

SECTION 15.    The Lessor's Right to Perform for the Lessee................  40

SECTION 16.    Further Assurances..........................................  41

SECTION 17.    Events of Default...........................................  41

                           OPERATING LEASE AGREEMENT


          This OPERATING LEASE AGREEMENT, dated as of April 30, 1992, between TRUST COMPANY FOR USL, INC., a trust company organized under the laws of the State of Illinois, with its principal place of business at San Francisco, California, not in its individual capacity, except as otherwise expressly provided herein, but solely as owner trustee under the Trust Agreement (as defined below) (the "Owner Trustee" or the "Lessor"), and FINNAIR OY, a corporation organized under the laws of the Republic of Finland (the "Lessee") (this "Lease" or "Agreement" or "Lease Agreement" (as it may be referred to in other document, certificate, opinion or letter) which terms shall include, after the delivery thereof, the Lease Supplement) .

                         W I T N E S S E T H:

          WHEREAS, the Lessee desires to lease from the Lessor and the Lessor is willing to lease to the Lessee the aircraft described and referred to herein upon and subject to the terms and conditions of this Lease;

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the Lessee and the Lessor agree as follows:

          SECTION 1. Definitions. The following terms shall have the following
                     -----------
meanings for all purposes of this Lease:


          "Act" means the Applicable Law of Finland respecting the ownership,
           ---
     registration and operation of aircraft registered with the CAA, together with the regulations of the CAA, as each of the same may be in effect from time to time.


          "Additional Insureds" means the Lessor, the Guarantor, the Owner
           -------------------
     Participants, the Trust Company and their respective successors, permitted assigns (including any lender in connection with a permitted financing), directors, officers, employees, servants, and agents.

          "Affiliates", with respect to any Person, means any Person directly or
           ----------
     indirectly controlling, controlled by or under common control with such Person, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any one Person, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests or by contract or otherwise.

          "Aircraft" means the Airframe and the Engines described in the Lease
           --------
     Supplement. Such Engines shall be deemed part of the "Aircraft" whether or not from time to time attached to the Airframe or to another airframe or on the ground.


          "Aircraft Documents" means the documents listed on Schedule 1 hereto.
           ------------------

          "Airframe" means the airframe described as the "Airframe" in the Lease
           --------
     Supplement, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the airframe or required to be subject to this Lease as provided in Sections 9(a)(iv) and 12 hereof, or so long as title thereto shall remain vested in the Lessor pursuant to this Lease.


          "Applicable Jurisdiction" means the country where, pursuant to this
           -----------------------
     Lease, the Aircraft is registered from time to time.


          "Applicable Law" means, without limitation, all applicable laws and
           --------------
     treaties, international agreements, judgments, decrees, injunctions, writs and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses, ordinances and permits of any governmental body, instrumentality, agency or authority.

          "Approved Maintenance Program" means a maintenance program certified
           ----------------------------
     by the Lessee to the Lessor as applicable to the Airframe, the Engines, any other engines installed on the Airframe from time to time or any components or Parts and approved by the appropriate aeronautical authorities of the Republic of Finland or of the Applicable Jurisdiction from time to time.

          "Base Rate" means the rate of interest per annum in effect from time
           ---------
     to time as announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate, computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, including the first day but excluding the last day.

          "Basic Rent" means the rent payable for the Aircraft pursuant to
           ----------
     Section 3(b) hereof.

          "Bill of Sale" means a long form bill of sale, substantially in the
           ------------
     form of Exhibit B to the Purchase Agreement, signed by the Lessee as "seller" and in favor of the Lessor as "buyer", covering the Aircraft.

          "Business Day" means a day of the year in which banks are not
           ------------
     authorized or required to close in New York City or Helsinki, Finland.

          "CAA" means the Finnish Civil Aviation Administration, or any
           ---
     successor thereto.

          "C Check" has the meaning set forth in the Approved Maintenance
           -------
     Program.

          "Consent to Assignment of Warranties" means the Consent to Assignment
           -----------------------------------
     of Warranties obtained pursuant to Section 10 of the Purchase Agreement from the Manufacturer and in form and substance satisfactory to the Buyer.

          "D Check" has the meaning set forth in the Approved Maintenance
           --------
     Program.

          "Default" means an event or condition which with the passage of time
           -------
     or the giving of notice, or both, or the occurrence of any other event or condition, would constitute an Event of Default.

          "Delivery Date" has the meaning given such term in Section 2(a)
           -------------
     hereof.

          "Delivery Location" means Helsinki-Vantaa Airport, Finland, or such
           -----------------
     other place as may be mutually agreed upon by the Lessor and the Lessee for the delivery of the Aircraft hereunder.

          "Dollars" or "$" means the lawful currency of the United States.
           -------

          "Engine" means each and all of the engines described as an "Engine" in
           ------
     the Lease Supplement, or any other engine which may from time to time replace an Engine leased hereunder in accordance with the terms of Sections 5(a) or 10(b) hereof, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such engine or required to be subject to this Lease as provided in Sections 9(a)(iv) and 12 hereof. An Engine shall remain leased hereunder whether or not from time to time attached to the Airframe or attached to any other airframe or on the ground.

          "Event of Default" has the meaning given such term in Section 17
           ----------------
     hereof.

          "Event of Loss" means any of the following events with respect to any
           -------------
     property:

               (i) loss of such property or of the use thereof due to theft or disappearance for a period exceeding one hundred eighty (180) days (or, if earlier, either (a) the Lessee shall no longer be diligently attempting to locate and pursue the return of such property or (b) the Term shall have ended), or destruction, damage beyond repair or so as to render repair uneconomic or rendition of such property permanently unfit for normal use for any reason;

               (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

               (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by private persons or by any other governmental or purported governmental authority (other than requisition for use by the government of the Republic of Finland or the United States of America not extending beyond the end of the Term except as provided in Section 3(f)); or

               (iv) as a result of any law, rule, regulation, proceeding, decree, order or other action by the government of the Applicable Jurisdiction for the time being, or any competent agency, authority or instrumentality of any such government, including, without limitation, any court of such Applicable Jurisdiction, the use of such property in the normal course of domestic and international air transportation shall have been prohibited for a period of twelve consecutive months, or, if earlier, a period extending beyond the last day of the Term as then in effect, except as provided in Section 3(f).

          An Event of Loss with respect to the Airframe shall be deemed to be an Event of Loss with respect to the Aircraft.

          "FAA" or "Federal Aviation Administration" means the United States
           ---
     Federal Aviation Administration or any successor agency.

          "FAR 121" means Part 121 of Subchapter G of Title 14 of the United
           -------
     States Code of Federal Regulations promulgated by the FAA, as in effect from time to time.

          "Fair Market Rental Value" of the Aircraft shall be determined on the
           ------------------------
     basis of, and shall mean the amount which would be obtainable in, an arm's-length transaction between an informed and willing lessee (other than a lessee currently in possession) under no compulsion to lease and an informed and willing lessor under no compulsion to lease, in accordance with a lease on terms and conditions as herein provided. Such determination shall be made on the basis of the condition of the Aircraft assuming it was in the state of condition and repair required to be returned by the terms of this Lease, except that for purposes of Section 18, such determination shall be made on the basis of the then "as-is where-is" condition of the Aircraft, except that such value shall be deemed to be zero in the event that so long
     ------
     as an Event of Default has occurred and is continuing, the Lessor does not have possession of the Aircraft. If the Lessor and the Lessee are unable to agree upon a determination of Fair Market Rental Value with respect to the Airframe or an Engine within thirty (30) Business Days after the Lessor's receipt of the Lessee's notice extending the initial Term pursuant to
     Section 3(e) hereof, then such Fair Market Rental Value shall be determined in accordance with the procedure for Independent Appraisal.

          "Fair Market Sales Value" of the Aircraft shall be determined on the basis of, and shall mean the amount which would be obtainable in, an arm's-length transaction between an informed and willing buyer or user under no compulsion to buy and an informed and willing seller under no compulsion to sell, and in such determination costs of removal from the location of current use shall not be a deduction from such value and all alternative uses in the hands of such buyer or user, including, without limitation, the further leasing of the Aircraft, shall be taken into consideration and it shall be assumed that the Aircraft is unencumbered by this Lease or the renewal option hereunder and that the Aircraft is in the state of condition and repair required to be returned by the terms of this Lease, except that for purposes of Section 18, such determination shall be made on the basis of its then "as-is where-is" condition, except that such value shall be
                                             ------
     deemed to be zero in the event that so long as an Event of Default has occurred and is continuing, the Lessor does not have possession of the Aircraft. If the Lessor and the Lessee are unable to agree upon a determination of Fair Market Sales Value of the Aircraft, then such Fair Market Sales Value shall be determined in accordance with the procedure for Independent Appraisal.

          "Finland" means the Republic of Finland.
           -------

          "Finnish Labor Index" means the Finnish Labor Index set forth in the
           -------------------
     Wages and Salaries Index Industrial Workers, Men, Table 52.22, published from time to time in the Bulletin of Statistics by the Central Statistical Office of Finland.

          "Guarantor" means United States Leasing International, Inc., a
           ---------
     Delaware corporation, or any other issuer of a Guaranty from time to time, in each case so long as such Guaranty shall remain in full force and effect.

          "Guaranty" means the Guaranty Agreement delivered on the Delivery Date
           --------
     to the Lessee by the Guarantor, or any other such guaranty which may be issued pursuant to the Guaranty by a permitted transferee of the Guarantor, in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "Immunities Act" means the United States Foreign Sovereign Immunities
           --------------
     Act of 1976, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such Immunities Act.

          "Indemnitee", for the purposes of Article 9 of the Purchase Agreement,
           ----------
     has the meaning given in such Article 9, and, for all other purposes, has the meaning given in paragraph (a) of Article 8 of the Purchase Agreement.

          "Independent Appraisal" means an appraisal mutually agreed to by two
           ---------------------
     internationally recognized independent aircraft appraisers, one of whom shall be chosen by the Lessor and one by the Lessee, or, if such appraisers cannot agree on the amount of such appraisal, an amount equal to the average of such two appraisals and a third appraisal of a third internationally recognized independent aircraft appraiser chosen by the mutual consent of such two appraisers, and paid for by the Lessee, provided that, if either party shall fall to appoint an appraiser within ten (10) days after a written request to do so by the other party, or if such two appraisers cannot agree on the amount of such appraisal and fall to appoint a third appraiser within ten (10) days after the date of the appointment of the second of such two appraisers, then either party may, within ten (10) days after such event, apply to any court having jurisdiction to make such appointment; provided further, however, that in calculating such average
                  -------- -------  -------
     any appraisal which has a greater than fifteen percent (15%) variance above or below the second highest of the three appraisals shall be disregarded. Such appraisers shall be directed and required to reach a determination within ten (10) days of the appointment of the third appraiser.

          "Lease", "this Lease", "this Agreement", "herein", "hereunder",
           -----    ----------    --------------    ------    ---------
     "hereby" and other like words mean this Lease Agreement as originally
      ------
     executed and as amended, modified and supplemented from time to time in accordance with the applicable provisions hereof and of the other Operative Documents, including, without limitation, Lease Supplements and other supplements to this Lease.

          "Lease Supplement" means any Lease Supplement, substantially in the
           ----------------
     form of Exhibit A hereto, entered into or to be entered into between the Lessor and the Lessee for the purposes of leasing the Aircraft. The Lease Supplement shall be deemed to incorporate all of the terms and conditions of this Lease and such Lease Supplement shall constitute a complete and enforceable lease agreement.

          "Lessee" means Finnair Oy, a corporation organized under the laws of
           ------
     Finland, its successors and, to the extent permitted by this Lease, its assigns.

          "Lessor" means Trust Company for USL, Inc., a corporation organized
           ------
     under the laws of the State of Illinois, its successors and, to the extent permitted by this Lease, its assigns.

          "Lessor's Estate" means all estate, right, title and interest of the
           ---------------
     Lessor in, to or under the Aircraft, this Lease, any Lease Supplement or other supplement to the Lease, the Purchase Agreement, the Bill of Sale, the Consent to Assignment of Warranties and any other Operative Document, including, without limitation, all amounts of Basic Rent , Supplemental Rent, insurance and requisition proceeds, condemnation awards, indemnity, guaranty or other payments of any kind for or with respect to any of the foregoing.

          "Lessor Liens" means Liens which result from or constitute claims by,
           ------------
     through or under the Lessor not related to the Lease or any other Operative Document or the transactions contemplated by this Lease or any other Operative Document.

          "Lien" means any mortgage, security interest, lien, pledge, lease or
           ----
     other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement.

          "Loss Payment Date" means each monthly date set forth in Schedule I to
           -----------------
     the Lease Supplement.

          "OECD" means any member nation of the Organization of Economic
           ----
     Cooperation and Development which is described on Schedule 2 hereto.

          "Operative Documents" means this Lease (including any Lease Supplement
           -------------------
     and any other supplement to this Lease), the Purchase Agreement, the Trust Agreement, the Bill of Sale and the Consent to Assignment of Warranties.

          "Overdue Payment Rate" means a rate per annum equal to one percent
           --------------------
     (1%) above the Base Rate.

          "Owner Participants" means United States Leasing International Inc., a
           ------------------
     Delaware corporation, its successors and, to the extent permitted by the Purchase Agreement, its assigns, and Airlease Ud., a California Limited Partnership, its successors and, to the extent permitted by the Purchase Agreement, its assigns, and "Owner Participant" means either thereof.

          "Owner Trustee" means Trust Company for USL, Inc., an Illinois trust
           -------------
     company, in its trust capacity, and its successors and, to the extent permitted by the Trust Agreement, its assigns.

          "Parts" means all appliances, parts, instruments, appurtenances,
           -----
     accessories, furnishings, components or other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or after removal thereof so long as title thereto remains vested in Lessor.

          "Permitted Liens" means: (i) Lessor Liens; (ii) Liens for taxes of the
           ---------------
     Lessee either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engine or right, title or interest therein or thereto; (iii) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of the Lessee's business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engine or interest therein; and (iv) Liens (other than for taxes) arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

          "Purchase Agreement" means the Purchase Agreement dated as of the date
           ------------------
     hereof by and among the Lessor, as purchaser, the Lessee, as seller, and the Owner Participants, as the same may be amended, supplemented or otherwise modified from time to time.

          "Records" has the meaning given such term in Section 5(a) hereof.
           -------

          "Redelivery Date" has the meaning given such term in Section 5(a)
           ---------------
     hereof.

          "Redelivery Location" has the meaning given such term in Section 5(a)
           -------------------
     hereof.

          "Rent" means Basic Rent  and Supplemental Rent.
           ----

          "Rent Payment Date" means the Delivery Date and the day in January,
           -----------------
     April, July and October which corresponds to the Delivery Date (or if there is no such corresponding day in any such month then the last day of such month), from and including the Delivery Date to and including the applicable date specified in the Lease Supplement (or in the Lessee's notice, if any, extending the Term pursuant to and in accordance with Section 3(e)) as the final Rent Payment Date.

          "Responsible Officer" means, with respect to the subject matter of any
           -------------------
     covenant, agreement or obligation of any party contained in any Operative Document, the President, any Vice President, or the Treasurer, who in the normal performance of his or her operational responsibility would have knowledge of such matter and the requirements with respect thereto.

          "Stipulated Less Value" of the Aircraft, as of any date during the
           ---------------------
     initial Term and, if applicable, any extension thereof, means the amount set forth on Schedule I to the Lease Supplement as applicable for such date.

          "Supplemental Rent" means all amounts, liabilities, indemnifications
           -----------------
     and obligations of any kind whatsoever (other than Basic Rent but including any payment of Stipulated Less Value or any amount calculated by reference thereto) which the Lessee assumes, agrees to or is obligated to pay hereunder or under any other Operative Document.

          "Term" has the meaning given such term in Section 3(a) hereof.
           ----

          "Trust Agreement" means the Trust Agreement dated as of the date
           ---------------
     hereof by and between the Trust Company and the Owner Participants, as the same may be amended, supplemented or otherwise modified from time to time.

          "Trust Company" means Trust Company for USL, Inc., an Illinois trust
           -------------
     company, in its individual capacity, its successors and, to the extent permitted by the Trust Agreement, its assigns.

          "United States" means the United States of America.
           -------------

          "Wet Lease" means any arrangement whereby the Lessee agrees to furnish
           ---------
     the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engine or engines (i) shall be operated solely by regular employees of the Lessee possessing all current certificates and licenses required by Applicable Law (it being understood that cabin attendants need not be employees of the Lessee but that all members of the cockpit crew will be such employees), and (ii) shall be maintained in accordance with the maintenance provisions of this Lease.

          SECTION 2. Lease and Delivery of the Aircraft. (a) Lease. The Lessor
                     ----------------------------------      -----
agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Aircraft, on the terms and subject to the conditions of this Agreement. Effective on such Business Day as the Lessee shall designate by at least two Business Days prior notice to the Lessor or such other date as the parties may agree in writing, but in any event not later than May 4, 1992 (the "Delivery Date"), the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Aircraft, subject, however, to the satisfaction or waiver of each of the conditions precedent set forth in the Purchase Agreement on or before the Delivery Date.

          (b) Delivery. Delivery of the Aircraft under this Lease shall occur at
              --------
the Delivery Location and on the Delivery Date. Delivery of the executed Lease Supplement by the Lessee to the Lessor shall constitute, without further act, unconditional and irrevocable acceptance by the Lessee of the Aircraft under, and for all purposes of, this Lease.

          SECTION 3. Term and Rent. (a) Term. The term for which the Aircraft is
                     -------------
leased hereunder (the "Term") shall commence on the Delivery Date and shall continue until the expiry date set forth in the Lease Supplement dated the Delivery Date (said period being sometimes referred to herein as the "initial Term"), subject to extension at the Lessee's option in the manner provided in
Section 3(e) below, and termination at the Lessee's option in the manner, and subject to the conditions, set forth in Section 4(c)(ii) below, and any other earlier termination as herein provided (including, without limitation, pursuant to Section 18).

          (b) Basic Rent. The Lessee shall pay to the Lessor quarterly
              ----------
rental for the Aircraft (the "Basic Rent "), payable in advance on each Rent Payment Date during the Term, in the Dollar amount set forth for such Rent Payment Date in Schedule I to the Lease Supplement corresponding to such Rent Payment Date.

          (c) Method of Payment. All Rent hereunder shall be paid by the Lessee
              -----------------
not later than 12:00 noon, New York time, on the date due thereof in Dollars and in immediately available funds to the Lessor by deposit with Citibank, N.A., 399 Park Avenue, New York, New York, ABA No. 021-0000-89, for the account of US Leasing, Int'l., Account No. 4052-9099, or to such other account as the Lessor shall specify to the Lessee in writing. Any Rent due on a day which is not a Business Day shall be due on the next Business Day.

          (d) Supplemental Rent. The Lessee also agrees to pay or cause to be
              -----------------
paid to the Lessor (or to whomsoever shall be entitled thereto) any and all Supplemental Rent (other than Supplemental Rent payable to Persons other than the Lessor, which shall be payable to such other Persons in accordance with instructions furnished to the Lessee by such Persons, as otherwise provided in any of the Operative Documents or as required by law) promptly as the same shall become due and owing or five (5) Business Days after demand therefor if no due date is specified, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee will also pay, on demand, as Supplemental Rent, to the extent permitted by Applicable Law, an amount equal to interest at the Overdue Payment Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when demanded or due for any period for which the same shall be overdue, in each case until the same shall have been paid in full. The expiration or other termination of this Lease shall not limit or modify the obligations of any party with respect to any indemnities contained in this Lease, all of which indemnities shall survive the termination of this Lease.

          (e) Renewal Options. Neither the Lessee nor the Lessor shall have the
              ---------------
right to extend or renew the Term of this Lease except as otherwise provided in this Section 3(e). The Lessee, at its option, on two separate occasions, may extend the Term of the Lease beyond the expiry date set forth in the initial Lease Supplement by delivering not later than one hundred eighty (180) days prior to such expiry date, a written notice to the Lessor stating that the Term shall be extended for an additional period equal to one (1) year beyond the initial Term, or the extended Term, as the case may be, and specifying the final Rent Payment Date and the expiry date of the Term as extended. Any such notice given by the Lessee shall be irrevocable and shall be binding on the Lessee and the Lessor, and, thereupon, the Term shall be extended to such expiry date specified in the Lessee's notice, provided in each case that no Default of the type described in Sections 17(a), (b), (c)(i) or (e) or Default of the type described in Sections 17(c)(ii) or (d) (which, in the case of Sections 17(c)(ii) and (d), cannot be cured or the cure of which, if the same are capable of being cured within the relevant period described in such Section 17(c)(ii) or (d), the Lessee is not diligently pursuing) or Event of Default or Event of Loss shall have occurred and be continuing on any of (i) the date of any such notice of the Lessee, (ii) the last day of the initial Term or the Term as previously extended, as the case may be, and (iii) the first day of the Term as extended.

          (f) Extended Term. If an Event of Less of the type described in
              -------------
paragraph (iii) or (iv) of the definition of Event of Less shall extend beyond the end of the Term as then in effect, and, in the case of an Event of Less of the type described in such paragraph (iv), if the Aircraft shall have been registered by the Lessee in the United States in the name of the Lessor, as owner, and the Lessee, as operator, and there shall be no restrictions on the use of the Aircraft, then, in the event there shall have occurred and be continuing no Default of the type described in Section 17(a), (b), (c)(i) or (e) or Default of the type described in Section 17(c)(ii) or (d) (which, in the case of Section 17(c)(ii) or (d), cannot be cured or the cure of which, if the same are capable of being cured within the relevant period described in such Section 17(c)(ii) or (d), the Lessee is not diligently pursuing) or Event of Default or other Event of Less, the Lessee, at its option, by giving thirty (30) days' notice prior to the end of the Term as then in effect, may extend the Term for a period of up to one
(1) year (unless the Lessor shall have given its prior written consent to any other period) so long as it shall continue to perform its obligations under this Lease including, without limitation, the payment of such Basic Rent as shall be in effect on the last day of the initial Term or the Term as previously extended. The provisions of Section 10(c) shall apply (i) in the case of an Event of Loss arising out of paragraph (iii) of the definition thereof, and (ii) in the case of Event of Loss arising out of paragraph (iv) of the definition thereof, at the time that the prohibition shall no longer exist.

          SECTION 4. Representations. Warranties and Covenants. (a) The Lessee's
                     -----------------------------------------      ------------
Representations and Warranties. The Lessee represents and warrants to the Lessor
------------------------------
as follows:

        (i) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Finland, has full power, legal right and authority (corporate and otherwise) to sell the Aircraft to the Lessor, to own and hold under lease its properties and to execute, deliver and perform and observe the provisions of this Lease and the other Operative Documents, and holds all licenses, certificates, approvals, consents and permits from the governmental authorities of the Republic of Finland and of any other governmental authorities to use and operate, maintain, repair, overhaul and test the Aircraft in accordance with this Lease and Applicable Law.

        (ii) The sale of the Aircraft by the Lessee to the Lessor and the execution, delivery and performance by the Lessee of this Lease and the other Operative Documents (A) have been duly authorized by all necessary corporate action on behalf of the Lessee, (B) do not require the consent or approval of the Lessee's stockholders or of any trustee or of the holders of any indebtedness or obligations of the Lessee (except such as have been obtained, or shall have been obtained, and shall be in full force and effect on the Delivery Date, certified copies of which shall have been furnished to the Lessor on or before the Delivery Date), (C) do not require any notice to or approval (including exchange control approval) or other action by or filing with any governmental authority or regulatory body and
     (D) do not contravene, or result in the creation of any Lien (other than Permitted Liens) under the Lessee's charter or by-laws, or any Applicable Law, or any judgment or order relating to the Lessee or any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Lessee is a party or by which it or its properties is or are bound.

        (iii) This Lease is, and each other Operative Document, when executed and delivered shall constitute, the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms. Without limitation of the foregoing, a court in Finland would recognize and give full force and effect to the Lessor's title to and ownership of the Aircraft, to the rights of the Lessor and the Owner Participants under this Lease and the other Operative Documents, and to the terms of Section 23(b) hereof and of Article 12 of the Purchase Agreement and of the Bill of Sale providing that this Lease, the Purchase Agreement and the Bill of Sale, respectively, will be governed by the laws of the State of New York. Accordingly, to the extent that the remedies provided for in such Section 18, such Article 12 and the Bill of Sale are enforceable under New York law, a court in Finland would give effect to the terms of such Section 18, such Article 12 and the Bill of Sale and enable the Lessor to exercise the same remedies against the Lessee (however designated) and with respect to the Aircraft if the Aircraft were then in Finland (including the right to repossess the Aircraft and to export the Aircraft from Finland).

        (iv) There is no pending or, to the best of the Lessee's knowledge, threatened action or proceeding affecting the Lessee before or by any court, tribunal, governmental agency or arbitrator which might materially adversely affect the financial condition or operations of the Lessee or the ability of the Lessee to consummate the transactions contemplated by, and perform its obligations under, this Lease or any other Operative Document.

        (v) The execution and delivery of this Lease and each other Operative Document and the performance of the transactions contemplated hereby and thereby constitute (for purposes of the Immunities Act and otherwise) commercial activities of the Lessee, and the Lessee is subject to private commercial law and to suit with respect thereto; the Lessee is not entitled to any immunity whether on grounds of sovereign immunity or otherwise, from set-off or from any legal proceedings in the United States (by virtue of the waiver of immunity contained herein) or Finland to enforce or collect upon this Lease or any other Operative Document or any other liability or obligation of the Lessee related to or arising out of the transactions contemplated hereby or thereby (including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon the judgment).

        (vi)   Under present laws and tax treaty provisions:

           (A) no taxes, levies, imposts, duties, charges or withholdings will be imposed by Finland or any governmental subdivision or other taxing authority thereof or therein upon or with respect to payments of Rent or other amounts payable pursuant to this Lease or any other Operative Document, provided that:

               (1) any of the Lessor or the Owner Participants is a "resident" of the United States, as the term "resident" is used in Article 4 of the Convention Between the United States of America and the Republic of Finland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital, signed on September 21, 1989 (the "Convention"), and

               (2) neither the Lessor nor any Owner Participant has a "permanent establishment" in Finland, as the term "permanent establishment" is defined in Article 5 of the Convention, with respect to which the transaction contemplated by the Operative Documents or the income from such transaction is attributable; and

           (B) the operation of the Aircraft by the Lessee on flights to or from Finland will not result in the Lessor or any Owner Participant being subjected to any additional taxes, levies, imposts, duties, charges or withholdings imposed by Finland or any governmental subdivision or other taxing authority thereof or therein upon or with respect to the Lessor's or such Owner Participant's other income, activities or properties, subject to provisos (1) and (2) set forth in clause (A) above.

        (vii) The qualification at any time of the Lessor to do business under the laws of Finland or any political subdivision thereof does not constitute a condition to, and the failure to so qualify does not affect, the purchase by the Lessor of the Aircraft or the exercise by the Lessor of any right, privilege or remedy accorded it in, under or in connection with this Lease or any other Operative Document or the enforcement of such right, privilege or remedy; the purchase by the Lessor of the Aircraft or the performance by the Lessor of any action required under, or contemplated by, this Lease or any other Operative Document or the exercise of the remedies hereunder or thereunder (other than the operation or other use (other than merely leasing from a place of business outside of Finland) of the Aircraft by the Lessor) will not violate any now-existing Applicable Law of Finland or any political subdivision thereof or require any Finnish governmental filing, approval, consent, or recordation (except as set forth in paragraph (viii) below) or result in any tax liability (other than taxes required to be paid by the Lessee pursuant to Article 9 of the Purchase Agreement) to the Lessor pursuant to the now-existing Applicable Law of Finland or any political subdivision or taxing authority thereof or any now-existing rule or regulation of any federation or organization or similar entity of which Finland is a member.

        (viii) Except for the registration of the Aircraft in Finland in the name of the Lessor as owner with the CAA, (A) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Lease or any other Operative Document in Finland that this Lease or any other Operative Document or any other document be filed or recorded with any court or other authority in Finland or that any stamp or similar tax be paid on or in respect of this Leaseor any other Operative Document unless court action is taken, and (B) no further action by the Lessee in Finland (including the giving or recording of any document) is necessary in order to establish and perfect, in Finland, such title to and interest in the Aircraft as against the Lessee or any third parties as shall be conveyed by the Lessee to the Lessor on the Delivery Date.

         (ix)  No Default or Event of Default has occurred and is continuing.

          (b)  Representations and Warranties of the Trust Company and the
               -----------------------------------------------------------
Lessor: Certain Agreements. The Trust Company makes the representations and
--------------------------
warranties contained in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) hereof solely as to itself in its individual capacity, and the Lessor makes all the representations and warranties contained in this paragraph (b):


          (i)  Due Organization. The Trust Company is a trust company duly
               ----------------
     organized and validly existing in good standing under the laws of the State of Illinois, and has the power and authority to enter into and perform its obligations under the Trust Agreement and, acting as trustee thereunder, under this Lease, the Lease Supplement and the Purchase Agreement.

         (ii)  Duly Appointed Trustee. The Trust Company is the duly appointed
               ----------------------
     trustee under the Trust Agreement.

        (iii)  Trust Agreement. The Trust Agreement has been duly executed and
               ---------------
     delivered by one of the officers of the Trust Company who was duly authorized to execute and deliver the Trust Agreement on behalf of the Trust Company and, assuming due authorization, execution and delivery by the Owner Participants, is the valid and binding obligation of the Trust Company, enforceable in accordance with its terms, and the Trust Agreement creates under the laws of the State of California for the Owner Participants the beneficial interest in the Trust Estate (as such term is defined in the Trust Agreement) it purports to create.

         (iv)  Lessor's Parent. The Trust Company is a wholly-owned subsidiary
               ---------------
     of United States Leasing International, Inc.

          (v)  Due Authorization: Enforceability. This Lease and the Purchase
               ---------------------------------
     Agreement have been duly authorized, executed and delivered by the Lessor or the Trust Company, as the case may be, and the Lease Supplement has been duly authorized by the Lessor, and on the Delivery Date the Lease Supplement will be duly executed and delivered by the Lessor, and, assuming the due authorization, execution and delivery thereof by the Lessee and the other parties thereto, this Lease and the Purchase Agreement are, or in the case of the Lease Supplement will be, when delivered, valid and binding obligations of the Lessor or the Trust Company, as the case may be, enforceable in accordance with their respective terms.

         (vi)  No Violation. The execution and delivery by the Lessor of this
               ------------
     Leaseand by the Trust Company of the Trust Agreement are not, and the execution and delivery by the Lessor of the Lease Supplement and the Purchase Agreement will not be, and the performance by the Lessor or by the Trust Company, as the case may be, of its obligations under each of the foregoing documents will not be, inconsistent with its charter or by-laws, do not and will not contravene any material provision of any Applicable Law, any judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument to which it is a party or by which it or its properties is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other Person, except such as have been obtained, given or accomplished.

        (vii)  Title to the Aircraft. The Aircraft is being leased by the Lessor
               ---------------------
     to the Lessee hereunder ON A COMPLETELY "AS-IS" BASIS, AND THE LESSOR DOES NOT MAKE, NOR SHALL IT BE DEEMED TO HAVE MADE, AND IT HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED, AS TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OPERATION, MERCHANTABILITY, CONSTRUCTION, CONDITION OF THE AIRCRAFT OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT OR ANY PART THEREOF OR AS TO THE ABSENCE OF INTENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR NEGLIGENCE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT AND EVERY PART THEREOF, AND THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, LIABILITIES AND OBLIGATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER OR UNDER THE PURCHASE AGREEMENT (AND WHETHER OR NOT ARISING OUT OF THE DELIVERY, USE, NON-

     USE, OPERATION, LEASE, SUBLEASE, TRANSFER, POSSESSION, STORAGE, MANUFACTURE, MODIFICATION, ALTERATION, TESTING, MAINTENANCE, REPAIR, SALE OR OTHER DISPOSITION THEREOF), INCLUDING, WITHOUT LIMITATION, (I)ANY WARRANTIES, REPRESENTATIONS, GUARANTEES, LIABILITIES OR OBLIGATIONS RELATING TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR TITLE TO, OR ANY DEFECT IN, THE AIRCRAFT, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER OR UNDER THE PURCHASE AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, (II) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT OR THE USE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO THE AIRCRAFT, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED HEREUNDER OR UNDER THE PURCHASE AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY AND WHETHER OR NOT ARISING FROM THE NEGLIGENCE, ACTUAL OR IMPUTED, OF THE LESSOR, THE LESSEE OR THEIR RESPECTIVE ASSIGNS, OR (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, THE AIRCRAFT, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, EXCEPT AS OTHERWISE PROVIDED IN SECTION 4(d)(iii), THE LESSEE HEREBY ACKNOWLEDGING AND AGREEING THAT, AS BETWEEN THE LESSEE, ON THE ONE HAND, AND THE LESSOR, EACH OWNER PARTICIPANT, THE TRUST COMPANY, THE OWNER TRUSTEE AND EACH INDEMNITEE, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ON THE OTHER HAND, ALL RISKS, OBLIGATIONS AND LIABILITIES WITH RESPECT TO ALL AND ANY OF THE FOREGOING AND ALL AND ANY OF THE MATTERS REFERRED TO IN THE LAST SENTENCE OF THIS PARAGRAPH (vii) ARE SOLELY THOSE OF THE LESSEE, except that on the Delivery Date, the Lessor will have received whatever title to the Aircraft was conveyed to it by the Lessee, free of Lessor Liens. The Lessor shall have no responsibility or liability to the Lessee or any other Person, regardless of any negligence (other than gross negligence or willful misconduct) of the Lessor, with respect to (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Aircraft or any Part or any part of either thereof or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith, (ii) the condition, use, operation, performance, non-use, repair, maintenance or testing of the Aircraft or any Part or any part of either thereof or any of the other matters previously referred to in this paragraph (vii), or any risks relating to any thereof, (iii) any interruption of service, loss of business or anticipated profits or consequential damages, or (iv) the delivery, operations, servicing, maintenance, repair, replacement or improvement of the Aircraft or any Part or any part of either thereof.

       (viii)  Trust Agreement. The Trust Agreement has been duly executed and
               ---------------
     delivered, constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and the Trust Agreement creates under the laws of the State of California for any Owner Participant the beneficial interest in the Trust Estate (as such term is defined in the Trust Agreement) it purports to create.

          (c)  Lessee's Covenants.
               ------------------

       (i) The Lessee will not operate, service, repair, maintain, overhaul or test, or permit to be operated, serviced, repaired, maintained, overhauled or tested, the Aircraft in any country wherein any thereof would violate Applicable Law.

      (ii) The Lessee agrees that if the Republic of Finland shall cease to be, directly or indirectly, the owner of at least fifty and one-tenth percent (50.1 %) of the issued and outstanding shares of the Lessee's capital stock entitled to vote the election of the Lessee's directors, then at any time after the occurrence and continuance of such event, the Lessee will give the Lessor prompt written notice after knowledge thereof by a Responsible Officer of the Lessee, and the Lessee will, upon the Lessor's written request, provide, within forty-five (45) Business Days after the Lessee's receipt of such request, security for the obligations of the Lessee under the Lease that qualifies as Collateral Security in the manner provided in paragraph (iii) of this Section 4(c). At any time during the Term when the Lessee is obligated to provide, or has provided, Collateral Security (as defined below), the Lessee may, in its sole discretion, purchase the Aircraft by paying the Lessor, and the Lessor shall be obliged to transfer the Aircraft to the Lessee "as-is where-is", free and clear of all Lessor Liens but otherwise without recourse or warranty (all as described in the first sentence of paragraph (vii) of Section 4(1)) except that appropriate changes shall be made to the references to the parties and to accommodate a sale and purchase rather than a lease) upon receipt of an amount (the "Option Price") equal to the higher of (y) the Fair Market Sales Value or
     (z) the Stipulated Loss Value of the Aircraft, as of the date the Lessee makes such payment, which Stipulated Loss Value shall be that Stipulated Loss Value set forth opposite the Rent Payment Date corresponding to the date on which payment is made, or, if made on a Loss Payment Date which is other than a Rent Payment Date, as of the immediately succeeding Loss Payment Date provided, however, that if such payment date is other than a
                  --------  -------
     Rent Payment Date, there shall be
     deducted from the amount payable by the Lessee an amount equal to interest at the rate of 9.4% per annum (computed on the basis of a 365 day year and actual days elapsed) on the amount of Stipulated Loss Value as of such Loss Payment Date, computed on a daily basis, from and including the date such payment is made by the Lessee, to but not including such Loss Payment Date, as the case may be, and provided further that if such payment is made on a
                             -------- -------
     Rent Payment Date, the Lessee shall not pay the scheduled amount of Basic Rent otherwise due on such Rent Payment Date. The Lessor shall deliver a bill of sale for the Aircraft to the Lessee transferring to the Lessee title to the Aircraft on an "as-is where-is" basis, without recourse or warranty (all as described in the first sentence of paragraph (vii) of Section 4(b) except that appropriate changes shall be made to the references to the parties and to accommodate a sale and purchase rather than a lease) except that the Lessor shall warrant that the Aircraft is free and clear of all Lessor Liens. The Lessor shall cooperate reasonably with the Lessee, at the Lessee's sole cost and expense, in causing the Aircraft to be re-registered as the Lessee may require in connection with any such transfer of the Aircraft to the Lessee pursuant to this paragraph
     (iii). Upon payment of the Option Price this Lease and all Basic Rent, if any, to the date of receipt of such amount by the Lessor (prorated on a daily basis) and all accrued and unpaid Supplemental Rent to such date of receipt and the Lessee's obligation to pay Basic Rent accruing thereafter, shall terminate.

      (iii) (A) For purposes of Section 4(c)(ii) above, "Collateral Security" shall mean any one or more, at the Lessee's election, of (a) Dollar deposits in an interest-bearing account in the Lessee's name (the "Security Account") at a bank in Helsinki, Finland selected by the Lessee and reasonably satisfactory to the Lessor, (b) a guarantee of the Lessee's payment obligations under this Lease, issued by the Republic of Finland in favor of the Lessor, and in form and substance reasonably satisfactory to the Lessor, and (c) a letter of credit or letter of guarantee issued by a bank to the Lessor, securing the Lessee's payment obligations under this Lease, by a bank reasonably satisfactory to the Lessor and in form and substance reasonably satisfactory to the Lessor. When required, Collateral Security shall be provided in a cumulative amount equal to: 24.02% of the Stipulated Loss Value for Rent Payment Dates occurring in April 1992 through July 1995; 24.20% of the Stipulated Loss Value for Rent Payment Dates occurring in October 1995 through January 1999; 21.70% of Stipulated Loss Value for Rent Payment Dates occurring in April 1999 through January 2000 (if the Term is renewed as provided in Section 3(e)); and 19.20% of Stipulated Loss Value for Rent Payment Dates occurring in April 2000 through January 2001 (if the Term is renewed as provided in Section 3(e)).

          (B) It shall be a term and condition of the Security Account, any such governmental guarantee and any such letter of credit or letter of guarantee, that, upon the certification by the Lessor to the Lessee, the bank or the issuer, as the case may be, that with respect to an Event of Default (other than any Event of Default described below in paragraph (C) of this Section 4(c)(iii) in paragraph (e) of Section 17), if (1) such Event of Default has occurred and is continuing unremedied after expiry of all grace and cure periods under this Lease, (2) the Lessor has declared in writing to the Lessee that this Lease is in default and the Lessor has commenced to exercise one or more of the remedies available to it under Section 18 of this Lease and (3) a period of at least thirty (30) consecutive days has elapsed after such written declaration to the Lessee by the Lessor, then the Lessor shall be entitled to claim such amounts of Collateral Security as it certifies are overdue and unpaid to it by the Lessee under this Lease.

          (C) It shall also be a term and condition of the Security Account, any such governmental guarantee and any such letter of credit or letter of guarantee, that, upon the certification by the Lessor to the Lessee, the bank or the issuer, as the case may be, with respect to any Event of Default described in paragraph (e) of Section 17, if (1) such Event of Default has occurred and is continuing unremedied after expiry of all the grace and cure periods provided for such Event of Default under this Lease and (2) a period of at least ninety (90) consecutive days has elapsed after such expiry, then the Lessor shall be entitled to claim such amounts of Collateral Security as it certifies are overdue and unpaid to it by the Lessee under this Lease.

          (D) All such amounts from the Collateral Security paid to the Lessor shall be applied by the Lessor in accordance with the terms of Section 18 of this Lease and any excess shall be paid by the Lessor to the Lessee. So long as no Event of Default has occurred and is continuing, upon request of the Lessee, all amounts of interest, if any, standing to the credit of the Security Account shall be paid to the Lessee quarterly on the first Business Day next succeeding the date on which each quarterly payment of Basic Rent has been received by the Lessor.

          (E) All amounts standing to the credit of the Security Account, including interest thereon, shall be paid to the Lessee, and all other items of Collateral Security shall be terminated immediately upon, as the case may be, (1) the indefeasible payment of the Option Price of the Aircraft and all other amounts required to be paid pursuant to paragraph
     (ii) of Section 4(c), (2) at such time as the Republic of Finland owns at least fifty and one-tenth percent (50.1 %) of the Lessee's issued and outstanding shares of capital stock entitled to vote the election of directors, or (3) at such time as this Lease has been terminated and all Rent then due and payable has been paid.

       (iv) The Lessee's agent for service of process designated pursuant to the requirements of the Federal Aviation Act of 1958, as amended, is Finnair, General Manager North America presently located at Finnair Executive Office, 10 East 4Oth

     St., New York, N.Y. 10016 and the Lessee shall provide prompt written notice to the Lessor of any change in the name or address of such agent. The Lessee, further, shall notify the Lessor promptly if the Lessee shall cease to be a "foreign air carrier" within the meaning of the Federal Aviation Act of 1958, as amended, and thereupon shall specify whether or not the Lessee maintains an office in the United States of America, its territories or possessions of the Commonwealth of Puerto Rico, and, the address or addresses, if any, of such office therein located.

          (v) The Lessee shall not (without the prior written consent of the Lessor) consolidate with any Person or merge into or convey, transfer or lease all or substantially all its assets to any Person unless upon any such consolidation, merger, conveyance, transfer or lease the new or surviving entity, if not the Lessee, shall expressly or by operation of law assume all the obligations of the Lessee under this Agreement and the other Operative Documents.

         (vi) The Lessee, upon reasonable request, shall promptly furnish to the Lessor such information as may be reasonably required by the Lessor to enable the Lessor to file any reports required to be filed by the Lessor or the Owner Participants with any governmental authority because of the Lessor's ownership or leasing of the Aircraft or the Owner Participants' direct or indirect ownership of a beneficial interest in any part of the Lessor's Estate.

          (d)  Lessor's Covenants. (i) The Lessor agrees that it will, at its
               ------------------
     own cost and expense, promptly take such action as may be necessary to duly discharge any Lessor Lien on the Aircraft.

         (ii) The Lessor agrees that, so long as no Event of Default shall have occurred and be continuing, the Lessor will not take any action or cause to be taken any action or fail to prevent any action arising by, through or under it, which causes interference with the Lessee's peaceful and quiet use, operation and possession of the Aircraft in accordance with the terms of this Lease.

        (iii) The Lessor agrees that it shall and hereby does indemnify and hold harmless the Lessee and its permitted assigns against any and all claims, losses, liabilities and damages (including attorney fees and disbursements) incurred in connection with any breach of the covenants of this Section 4(d), provided, however, that the foregoing indemnity and
                        --------  -------
     agreement to hold harmless shall be coextensive in scope with, and shall in no way expand, waive or limit, such covenants or agreements or any rights, remedies or defenses which are or would be available in connection therewith.

         (iv) Effective upon the execution and delivery of the Lease Supplement on the Delivery Date but only as long as no Event of Default shall have occurred and be continuing, the Lessor does hereby authorize the Lessee, on behalf of and to the exclusion of the Lessor, for the duration of the Term, to exercise in the Lessee's own name all existing warranties, service life policies and patent indemnities of manufacturers and maintenance and overhaul agencies of and for the Aircraft and Parts, if any, and upon the request, and at the cost, of the Lessee, the Lessor shall use its reasonable efforts to give the Lessee aid and assistance in enforcing the rights of the Lessee arising under such warranties, service life policies and patent indemnities.

          SECTION 5. Return of the Aircraft. (a) On the last Business Day of the
                     ----------------------
Term (or such earlier date as this Lease may be terminated pursuant to Section 18 hereof) (the "Redelivery Date") all of the terms of this Section 5 shall apply and the Lessee at its expense will return the Aircraft to the Lessor by delivering the same, at the Lessee's own risk and expense, to the Lessee's maintenance facilities at Helsinki-Vantaa Airport, Finland (the "Redelivery Location"), fully equipped with all Engines installed thereon. In the event that any engine not an Engine shall be delivered with the returned Airframe as set forth herein in connection with the termination of the Lease, all engines then installed on the Airframe shall be of the same or another manufacturer of the same or an improved model and suitable for use on the Airframe but all of the same make and model and the Lessee, concurrently with such delivery, will, at its own expense and at no cost or expense to the Lessor, furnish the Lessor with a full warranty bill of sale from the Lessee, in form and substance satisfactory to the Lessor, with respect to such engine, and with an opinion of the Lessee's in house counsel to the effect that, upon such return, the Lessor will acquire good and marketable title to such engine free and clear of all rights of third parties under pooling, interchange, overhaul, repair and other arrangements and all other Liens (other than Lessor Liens), and the Lessee shall take such other action as the Lessor shall reasonably request, and thereupon the Lessor shall transfer to the Lessee, "as-is", "where-is", free and clear of all Lessor Liens, but otherwise without recourse or warranty (all as described in the first sentence of paragraph (vi) of Section 4(1)), except that appropriate changes shall be made to the references to the parties and to accommodate a sale and purchase rather than a lease), its title, if any, to such Engine not installed on the Airframe at the time of its return. The Lessor shall, subject to the terms and on the conditions of this Section 5, accept return of the Aircraft from the Lessee by executing and delivering to the Lessee a Redelivery Receipt of Aircraft and Engines, substantially in the form of Exhibit B hereto, not later than 3:30 p.m. local time on the Redelivery Date. At the Lessor's direction, the Lessee will (1) store the Aircraft out-of-doors at the Redelivery Location or out-of-doors at another location in Europe utilized for the storage and maintenance of the Lessee's aircraft, selected by the Lessee, in each case, at the Lessor's risk and the Lessee's expense for a period not to exceed ninety
(90) days; or (2) on the Redelivery Date or at the end of the storage period referred to in the preceding clause (1), ferry the Aircraft at the Lessee's sole expense (including the cost of insurance of the type and in the amounts required during the Term under Section 11 hereof) to any airport in Europe selected by the Lessor, or to any other location selected by the

Lessor at the Lessor's sole risk and expense, provided, however, that the
                                              --------  -------
Aircraft remains registered in Finland at all times during which it is under the Lessee's operational control. During such storage period, the Lessee will, during normal business hours, permit authorized representatives of the Lessor, each Owner Participant and any prospective purchaser or user of the Aircraft or any part thereof to inspect the same at all reasonable times and in any event without interfering with the Lessee's normal operations, it being understood and agreed that all such inspections shall be at the Lessor's risk and the Lessee shall have no obligation or liability whatsoever in any way relating to any such inspection other than the obligation to permit inspection of the Aircraft as provided in this sentence. Upon such return, and at the Lessee's sole expense:


          (i) the Aircraft (A) shall, at the election of the Lessee, be registered in the Republic of Finland, except that the Aircraft shall be registered in Finland or the United States if and as so elected by the Lessee at any time in accordance with Section 6(c), (assuming the Lessor, or its designee, is then, or its designee by a transfer may then be, eligible to be the registered owner of the Aircraft); (B) shall be in compliance with the provisions of Section 6 hereof; (C) shall be in as good condition as when delivered to the Lessee hereunder, ordinary operating wear and tear excepted, or, in the case of any such engines owned by the Lessee or in substitution or replacement of the original Engines, assuming that such Engine or Engines have the remaining useful life required in
     Section 5(a)(vi), shall have a value, utility and useful life at least equal to, and shall be in as good operating condition as required by, the terms and provisions hereof with respect to the Engines; (D) shall be clean by international commercial passenger airline operating standards; (B) shall, except as otherwise provided herein or as otherwise agreed by the Lessor, be in the same configuration as when the Aircraft was originally delivered to the Lessee hereunder; and (F) shall be free and clear of all Liens other than Lessor Liens;

        (ii) the Aircraft shall (A) have a currently effective airworthiness certificate and, at the Lessor's request, an airworthiness certificate for export to the United States or to any member country of the OECD designated by the Lessor (or to any other location as may be designated by the Lessor and which is reasonably acceptable to the Lessee) issued by the CAA or the equivalent aviation authority of the Applicable Jurisdiction, as the case may be; (B) be duly certified as airworthy by the CAA or the equivalent aviation authority of the Applicable Jurisdiction, as the case may be; (C) be in compliance with all airworthiness directives and mandatory requirements of the CAA or the equivalent aviation authority of the Applicable Jurisdiction, as the case may be, and all applicable environmental, noise, air pollution and other similar standards of Finland and the International Civil Aviation Organization, in each case in existence on the date of such return and requiring terminating compliance within six (6) months (or the equivalent number of hours or cycles) of the Redelivery Date then applicable to the Airframe and each Engine, without regard to any waivers or exemptions delaying compliance with such directives or requirements applicable solely to the Lessee's use of the Aircraft but not applicable or available generally to any one or more other European operators; (D) have all components and systems operational; (E) have no deferred maintenance or inspection items, or placards and be free of corrosion in accordance with the limits of the Approved Maintenance Program; and (F) be configured and equipped as delivered for passenger use under regulations of the CAA or the equivalent aviation authority of the Applicable Jurisdiction, as the case may be;

        (iii) the Airframe and each such Engine shall be in such condition as shall be required to meet (A) all manufacturer's mandatory service bulletins; and (B) all applicable airworthiness directives of the CAA or the equivalent aviation authority of the Applicable Jurisdiction, as the case may be and the Applicable Law thereof;

         (iv) the special exterior markings of the Lessee and any sublessee on the Airframe shall have been removed, or caused to have been removed, by the Lessee and shall be painted over in a good and workmanlike manner;

          (v) the Airframe shall have been maintained by the Lessee in accordance with the Approved Maintenance Program with respect thereto and
     (A) shall have not more than twenty (20) hours since having had a C Check and any portion of a D Check applicable to such C Check, with no deferred items under the Approved Maintenance Program; and (B) shall not have less than four (4) years remaining until the next scheduled D Check, or its equivalent, provided that in the event
                 --------
     that (1) the Aircraft shall, on the Redelivery Date, have more than four
     (4) years or its equivalent remaining until the next D Check, the Lessor shall pay to the Lessee an amount equal to Five Hundred Twenty-Five Dollars ($525.00) (adjusted as provided in clause (3) of this subparagraph (v)) for each day or its equivalent by which the period remaining until the next D Check exceeds four (4) years or its equivalent except that the Lessor may offset such payment obligation against any payment obligation of the Lessee under the Operative Documents then due and unpaid; or (2) the Aircraft shall, on the Redelivery Date, have less than four (4) years or its equivalent, but more than two (2) years or its equivalent, remaining until the next D Check, the Lessee shall pay to the Lessor an amount equal to Five Hundred Twenty-Five Dollars ($525.00) (adjusted as provided in clause
     (3) of this subparagraph (v)) for each day or its equivalent by which the period remaining until the next D Check is less than four (4) years or its equivalent; and provided, further, that (3) all payments made pursuant to
                     --------  -------
     this subparagraph (v) will be adjusted by reference to the Finnish Labor Index (limited to the maximum inflation adjustment of five percent (5 %) per annum) applied on an annual basis for each year and fraction thereof from the Delivery Date to the Redelivery Date;

         (vi) each Engine shall be "on condition" with "condition monitoring", and shall have a remaining life of at least 4,000 hours or 4,000 cycles, whichever is more limiting, to removal of the most limiting life-limited part or known scheduled repair visit under the Approved Maintenance Program;

        (vii) the Engines will have each undergone full hot and cold section boroscope and isotope inspections in the presence of the Lessor's representative at the Redelivery Location immediately prior to such redelivery and after the Aircraft has been removed from service, and if any Engine shall not have been certified to be within the then-recommended manufacturer's maintenance manual limits and the limits of the Approved Maintenance Program for further operation, then the Lessee shall promptly cause such Engines to comply with such limits. The Lessee shall deliver to the Lessor, at no expense to the Lessor, all "no-charge kits" which have been offered to the Lessee by the manufacturer throughout the Term and which have not been installed on the Aircraft prior to redelivery to the Lessor; in addition, the Lessor may purchase from the Lessee at the Lessee's cost any service bulletin kits purchased by the Lessee for the Aircraft;

       (viii) the nose landing gear shall have no less than 8,250 cycles or 48 months, whichever is more limiting, remaining until the next scheduled overhaul or shop visit under the Approved Maintenance Program and the main landing gear shall have on average no less than 10,000 cycles or 48 months, whichever is the more limiting, remaining until the next scheduled overhaul or shop visit under the Approved Maintenance Program; and

         (ix) the Auxiliary Power Unit shall, on the Redelivery Date, have at least 2,400 cycles remaining until the next scheduled hot section inspection or overhaul under the Approved Maintenance Program.

            (b) On a date mutually agreed to by the Lessor and the Lessee at least four (4) days prior to the Redelivery Date, a ground inspection of the Aircraft shall be conducted, provided that any such inspection will not interfere with the Lessee's normal operation of the Aircraft. The Lessee will make the Aircraft and its Records (including historic and the most current engine performance monitoring data) available for such inspection at the Redelivery Location. At such inspection, the Aircraft will be inspected by either, as the Lessor shall elect, an employee or agent of any Owner Participant qualified to conduct such an inspection or an independent inspector, appointed by the Lessor, who will perform such tests as are customary and reasonable upon the return of used aircraft of the type leased hereunder, as are consistent with the Approved Maintenance Program and as may be necessary or advisable to determine whether the Aircraft complies with the terms of this Section 5(a); the Lessor will promptly notify the Lessee of the results of such inspection and will deliver a written report thereof in the event of any discrepancies for receipt by the Lessee not later than two

(2) days prior to the Redelivery Date. Representatives of the Lessee and the Lessor will be present at such inspection. Unless the parties otherwise agree in writing, the inspector shall remain at the Redelivery Location until the Lessor has accepted redelivery of the Aircraft. In addition, prior to or upon the expiration or earlier termination of this Lease, the Lessee will conduct, at the request of the Lessor and at the Lessor's sole expense, a sixty (60) minute test flight for the purpose of verification of the operational conditions set forth herein of the Aircraft, its equipment and systems and will permit not more than three (3) individuals designated as observers by the Lessor to be on board such Aircraft during such flight. All reasonable requests of the Lessor's representatives shall be carried out by the Lessee's flight crew during any such flight, provided that such requests do not endanger the Aircraft and can be
        --------
performed during the sixty (60) minute test flight. If as a result of such inspection and test flight, the Aircraft is found not to comply with the terms of this Section 5(a), the Lessee, at its expense, will forthwith take or cause to be taken such action as may be required for such compliance and for compliance with any of the other terms of this Section 5. The Lessor shall compensate the Lessee for all fuel on board the Aircraft (at the price applicable to such fuel on the Redelivery Date, including any applicable into-plane charges) after completion of any test flight and the termination of the Lease, but all other fluids and the like remaining on board shall, without charge, together with such remaining fuel, become the property of the Lessor upon the Lessee's receipt of payment for fuel and into-plane charges, as aforesaid, and the Lessor's execution and delivery of the Redelivery Receipt.

          (c) The Lessee will, from the date hereof until the expiration of the Term, cooperate fully with the Lessor in permitting prospective purchasers or lessees of the Aircraft to inspect the Aircraft and its records, provided that any such inspection will not interfere with the Lessee's normal operation of the Aircraft.

          (d) Upon return of the Aircraft on the Redelivery Date to the Lessor under this Section 5, the Lessee shall deliver all logs, manuals, certificates, engineering and modification orders and data, records and data, and inspection, modification, overhaul, repair and maintenance records and reports, and all airworthiness directives of the CAA and other applicable authorities required to be maintained with respect thereto by the CAA or otherwise under the Applicable Laws of any Applicable Jurisdiction, and if any thereof shall not be in English, English translations thereof but only to the extent required for registration of the Aircraft with the FAA and copies (and, if and when permitted by the laws of Finland, the United States and any other Applicable Jurisdiction, originals) of any existing logs, manuals and records and data required by the FAA to permit registration of the Aircraft under FAR 121, and operation of the Aircraft in, the United States (collectively, together with such English translations, if any, "Records").

          (e) Effective upon the Lessor's acceptance of return of the Aircraft on the Redelivery Date, the Lessee does hereby re-assign to the Lessor all existing warranties, service life policies and patent indemnities, which by their terms do not prohibit assignment by the Lessee, of manufacturers and maintenance and overhaul agencies of and for the Aircraft and the Parts, if any, which were acquired by the Lessee during the Term and upon the request of the Lessor, from time to time after the Redelivery Date, the Lessee shall use its reasonable efforts to give the Lessor aid and assistance in enforcing the rights of the Lessee arising under each thereof, provided that the Lessor shall indemnify the Lessee for all costs and expenses
--------
incurred by the Lessee in connection with such aid and assistance rendered. The parties' respective obligations under this paragraph (e) shall survive termination of this Lease.

          (f) In the event of a dispute arising with respect to the condition of the Aircraft on the Redelivery Date, the parties shall obtain an appraisal by an internationally recognized independent appraiser mutually agreed to by the Lessor and Lessee.

          (g) The Lessor may assign its rights under Section 5 in accordance with the terms and subject to the conditions and provisions thereof to any Person who leases or purchases the Aircraft from the Lessor at or after the end of the Term.

          SECTION 6. Maintenance, Operation, Etc. (a) Registration, Maintenance
                     ---------------------------      -------------------------
and Operation. The Lessee, at its own cost and expense, will at all times during
-------------
the Term: (i) cause the Aircraft to be in compliance with all CAA regulations applicable to McDonnell Douglas MD 82 aircraft, certificated for interstate and overseas operation under Finnish Applicable Law or such other Applicable Law of such other Applicable Jurisdiction, as the case may be, and to be and remain duly registered with the CAA in accordance with the Act in the name of the Lessor as owner; (ii) maintain, operate, service, repair, overhaul and test the Airframe and each Engine (including but not limited to all program monitoring, program reliability and program reporting requirements under the Approved Maintenance Program and the Act), so as to keep the same in as good operating condition as when originally leased hereunder, ordinary wear and tear excepted, in the same manner and with the same care as used by the Lessee with similar aircraft operated by the Lessee, and in such condition as may be necessary to enable the airworthiness certificate of the Aircraft to be maintained in good standing at all times under the Act, Finnish Applicable Law or such other Applicable Law of such other Applicable Jurisdiction as the case may be, and in accordance with all manufacturers' mandatory service bulletins with respect thereto, (iii) maintain all records, logs, manuals, manufacturer's service bulletins, CAA and FAA airworthiness directives, engineering and modification orders, and other Records and data required by Finnish Applicable Law or such other Applicable Law of such other Applicable Jurisdiction as the case may be, to be maintained in respect of the Airframe and each Engine; (iv) perform all obligations required to be performed by it under the terms of all applicable warranties, service life policies and patent indemnities of the manufacturer or supplier of the Aircraft or any Part thereof, in respect of the Aircraft or any part thereof. The Lessee shall comply with all (i) applicable requirements of Finnish Applicable Law or such other Applicable Law of such Applicable Jurisdiction, as the case may be, and all other applicable environmental, noise, air pollution and other similar standards of Finland or such other Applicable Jurisdiction, as the case may be, and the International Civil Aviation Organization in effect from time to time to the extent that such standards are required to be complied with (without regard to any exemption waiving or delaying compliance therewith applicable solely to the Lessee's use of the Aircraft but not applicable or available generally to any one or more other European operators) and (ii) the Lessee, at its own expense, forthwith upon the delivery thereof hereunder, shall cause the Aircraft to be duly registered (provided the Lessor or its designee is eligible to be the registered owner of the Aircraft) and at all times thereafter to remain duly registered in compliance (provided the Lessor or its designee is eligible to be the registered owner of the Aircraft) with all Finnish registration and airworthiness requirements or those of any other Applicable Jurisdiction, as the case may be. The Lessee agrees that the Airframe and each Engine will not be maintained, serviced, repaired, overhauled, tested, used or operated: (A) in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign) or other Applicable Law or in violation of the airworthiness certificates of the Aircraft; (B) in any area excluded from coverage by, or in any manner or for any purpose inconsistent with the terms of, any insurance required by the terms of Section 11 hereof; or (C) in any recognized or threatened area of hostilities unless fully covered to the Lessor's satisfaction by war risk insurance.

          (b)  Mandatory Service Items. All airworthiness directives of the CAA
               -----------------------
and all manufacturer's mandatory service bulletins requiring inspections, repair, replacement or CAA-required terminating action during the Term, or, in the case of airworthiness directives requiring terminating action, within six
(6) months of the Redelivery Date, with respect to the Airframe and each Engine, shall be complied with by the Lessee at the Lessee's expense.

          (c)  Re-registration. The Lessee may from time to time require the
               ---------------
Lessor, upon reasonable prior notice and at the Lessee's sole expense, to re-register the Aircraft in Finland or the United States, as the case may be, in the name of the Lessor, as owner, and of the Lessee, as lessee, if each is then in compliance with all applicable registration requirements. During the period the Aircraft is registered in the United States, all references in this Lease to the "CAA" and to "Finnish Applicable Law", shall be deemed to refer to the FAA and United States Applicable Law. The Lessor shall cooperate in connection with any re-registration permitted under this paragraph (c).

          SECTION 7. Liens. The Lessee will not, directly or indirectly, create,
                     -----
incur, assume or suffer to exist any Lien upon or with respect to the Aircraft, the Airframe or any Engine or any other portion of the Lessor's Estate, except for the rights of the Lessor and the Lessee hereunder and Permitted Liens.

          SECTION 8. [Intentionally omitted.]

          SECTION 9. Possession. (a) The Lessee will not, without the prior
                     ----------
written consent of the Lessor (such consent not to be unreasonably delayed or withheld), assign any of its rights or obligations under this Lease or sublease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer any estate, right, title or interest in or to, the Airframe or any Engine or Part (whether through pooling or interchange agreements or otherwise) or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe or permit any Part to be installed on an airframe or engine other than the Airframe or an Engine, provided that, so long
                                                         --------
as no Default relating to an Event of Default under Section 17(e) and no Event of Default shall have occurred and be continuing, the Lessee may, without the prior written consent of the Lessor:


          (i) deliver temporary possession and control of the Airframe or any Engine or Part to the manufacturer thereof for testing, service, maintenance, overhaul or repair or, to the extent permitted by Section 12 hereof, for modifications or additions;

         (ii) install an Engine on an airframe owned by the Lessee free and clear of all Liens except Permitted Liens;

        (iii) install an Engine on an airframe leased to the Lessee or owned by the Lessee and subject to a security agreement under which the Lessee is the debtor, provided that such airframe is free and clear of all Liens
                 --------
     except the rights in and to the Airframe of the parties to such lease or security agreement and except Permitted Liens, and provided further, that
                                                        --------
     if the Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Lessee shall comply with
     Section 10(b) in respect thereof;

         (iv) in the ordinary course of testing, servicing, maintenance, repair or overhaul, remove any Part from the Airframe or any Engine, provided that
                                                                   --------
     the Lessee replaces such Part as promptly as possible with a Part which has a value and utility at least equal to the Part being replaced (assuming it to be in the condition and state required by this Lease) and is owned by the Lessee free and clear of all Liens except Permitted Liens; and any such replacement Part shall thereby become subject to this Lease without necessity of further act; provided, however, that any Part removed from the
                               --------  -------
     Airframe or any Engine for such purpose shall remain subject to this Lease until replaced by a replacement Part as provided in this clause (iv);

          (v) enter into a Wet Lease for the Airframe and the Engines or engines then installed thereon or for any Engine installed on any other airframe owned (in accordance with the foregoing provisions of this Section
     9) or operated by the Lessee (or any permitted sublessee pursuant to subclause (vi) hereof) with any third party, provided, however, that the term of such Wet Lease shall not extend beyond
     --------  -------
     the end of the Term;


         (vi) sublease the Airframe, any Engine or engines then installed on the Airframe (x) to any Affiliate of the Lessee with respect to which, were it the "Lessee" under this Lease, there shall have occurred and be continuing no Default or Event of Default of the type described in Section 17(e) hereof, (y) upon prior notice to the Lessor, to any air carrier with respect to which, were it the "Lessee" under this Lease, there shall have occurred and be continuing no Default or Event of Default of the type described in Section 17(e) hereof, and which carrier is based in any member nation of the OECD, the Republic of Singapore, the Republic of South Korea, or the Kingdom of Thailand, or (z) to any other air carrier with respect to which, were it the "Lessee" under this Lease, there shall have occurred and be continuing no Default or Event of Default of the nature described in
     Section 17(e) hereof, in each case, on the date the sublease is entered into, which carrier has been approved in advance in writing by the Lessor, which approval the Lessor shall not unreasonably withhold or delay, provided that (A) such sublease shall provide that the sublessee will not
     --------
     transfer possession of or any other rights to the subleased property other than to the Lessee or the Lessor; (B) such sublease shall, by its terms, be made expressly subject and subordinate to all of the terms of this Lease, including, without limitation, the rights of any permitted assignee of the Lessor under Section 20 hereof and the right of the Lessor to enforce all of the remedies under Section 18 hereof upon the declaration of this Lease to be in default upon the occurrence of any Event of Default and to terminate all rights of the sublessee to possession of the subleased property irrespective of such sublessee not being in default; (C) the term of such sublease shall not extend beyond the end of the Term as then in effect; (D) such sublease shall contain provisions for the operation, maintenance and insurance of the Airframe or such Engine, as the case may be, which are substantially the same as such provisions of this Lease; and
     (E) the Lessee shall provide the Lessor with written notice of any sublease having a term greater than sixty (60) days within thirty (30) days after such sublease shall become effective and, promptly after the request of the Lessor, the Lessee shall provide a copy thereof to the Lessor, certified as true by the Lessee (provided that the Lessee may redact financial terms
                         --------
     from such copy); and


        (vii) in accordance with this Lease (including, without limitation, Section 12) subject any Engine or Part to normal pooling agreements or arrangements in each case customary in the airline industry and entered into by the Lessee in the ordinary course of its business with one or more air carriers.

          (b) No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder or constitute a waiver of the Lessor's rights or remedies hereunder. Without limiting the preceding sentence and notwithstanding Section 9(a), the rights of any sublessee or other recipient of possession of the Aircraft, however characterized, pursuant to any arrangement permitted by
Section 9(a) shall be subject and subordinate to, and any sublease permitted by clause (vi) thereof shall be made expressly subject and subordinate to, all the terms and provisions of this Lease, including, without limitation, the Lessor's right to repossession and to avoid such sublease upon such repossession or an Event of Default hereunder, and the Lessee shall remain primarily liable hereunder for the performance and observance of all the terms and provisions of this Lease and the other Operative Documents to the same extent as if such transfer or sublease had not occurred, and all the terms and provisions of this Lease and the other Operative Documents shall remain in full force and effect notwithstanding such transfer or sublease.

          (c) In connection with any sublease permitted under this Section 9, so long as no Event of Default and no Default which would become an Event of Default of the type described in Section 17(e) has occurred and is continuing, the Lessee may from time to time prior to the Redelivery Date require the Lessor, upon reasonable prior notice and at the Lessee's sole expense, to re-register the Aircraft in a jurisdiction other than Finland or the United States, as the case may be, which shall be a nation described in clause (y) of Section 9(a)(vi) (such other jurisdiction, the "Other Jurisdiction"), provided that the
                                                              --------
Lessee shall deliver to the Lessor at the time of such registration an opinion of counsel (which counsel may be counsel to the sublessee) with respect to such Other Jurisdiction to the effect that (a) the Lessor's rights to repossession under this Lease and the sublease to be entered into pursuant to this Section 9 are valid, binding and enforceable and this Lease is valid and enforceable (subject to customary exceptions) under the laws of such Other Jurisdiction,
(b)it is not necessary for the Lessor, or any Owner Participant, as a result of such sublease or change in registration, to register or qualify to do business in such Other Jurisdiction, (c) the ownership interest of the Lessor in the Aircraft has been preserved under the laws of such Other Jurisdiction and, to the extent required thereunder, such ownership interest has been duly registered under such laws, and (d) such registration will not result in the imposition by such Other Jurisdiction of any Taxes on the Lessor, any Owner Participant, the Aircraft (or any part thereof) or otherwise in connection with the transactions contemplated hereby or by any other Operative Document for which the Lessee is not required to indemnify the Lessor (provided that in lieu of the opinion
                                      --------
referred to in this clause (d), the Lessee may indemnify the Lessor (in a manner reasonably acceptable to the Lessor) for any Taxes imposed by such Other Jurisdiction in connection with or relating to the transactions contemplated by the Operative Documents which would not have been imposed but for such registration). In addition, it shall be a condition to such registration that
(i) the aircraft and engine maintenance program under the laws of such Other Jurisdiction shall be substantially similar to that required by the FAA or the CAA, and (ii) such registration shall not otherwise adversely affect the interests of the Lessor in the Aircraft. During the period the Aircraft is registered in such Other Jurisdiction, all references in this Lease to the "CAA" shall be deemed to refer to the equivalent aviation authority of such Other Jurisdiction, and all references to "Finnish Applicable Law", shall be deemed to refer to the Applicable Law of such Other Jurisdiction. The Lessor shall reasonably cooperate at the Lessee's request and expense in connection with any re-registration permitted under this paragraph (c).

          SECTION 10. Event of Loss: Requisition for Use. (a) If an Event of
                      ----------------------------------
Loss shall occur with respect to the Airframe, the Lessee will within ten (10) days after actual knowledge by a Responsible Officer of the Lessee (and in any event within twenty (20) days) of the occurrence of such Event of Loss) notify the Lessor thereof in writing and will pay to the Lessor, in Dollars and in immediately available funds, not later than the earlier of one hundred twenty
(120) days after the date of the occurrence of such Event of Loss or five (5) Business Days after the date of the Lessee's receipt of insurance proceeds, an amount equal to the corresponding Stipulated Loss Value of the Aircraft for the Loss Payment Date on which such payment is made (if payment is made on a Loss Payment Date) or on the immediately succeeding Loss Payment Date set forth in
Schedule I to the Lease Supplement (if payment is made on a date other than a Loss Payment Date); provided, however, that if the date such payment is made by
                    --------  -------
the Lessee is not a Loss Payment Date, there shall be deducted from the Stipulated Loss Value amount payable by the Lessee an amount equal to the interest at a rate of 9.4% per annum on such Stipulated Loss Value (computed on the basis of a 365 day year and actual days elapsed) from and including the date such payment is made by the Lessee, to but not including the Loss Payment Date immediately following the date such payment is made by the Lessee; and provided
                                                                       --------
further, that if such payment is made on a Rent Payment Date, the Lessee shall
-------
not pay the scheduled amount of Basic Rent otherwise due on such Rent Payment Date. The Lessee will pay in full when due, but without duplication, the Basic Rent for the Aircraft payable on each Rent Payment Date occurring prior to such Loss Payment Date. In addition to the foregoing amounts, the Lessee shall pay to the Lessor any Supplemental Rent then due and unpaid and required to be paid on or prior to the date on which payment in full of such Stipulated Loss Value and Basic Rent is required under this Section 10(a) to be paid to the Lessor. In addition, if any such payment of Stipulated Loss Value and Rent is not paid in full when due in accordance with the provisions of this Section 10(a), the Lessee shall pay on demand interest on such unpaid amount at the Overdue Payment Rate from and including the due date to but excluding the date on which payment in full is received by the Lessor. Upon payment in full by the Lessee of all amounts referred to above in this Section 10(a) and all other amounts, if any, due and payable by the Lessee hereunder, (i) the Lessee shall have no further obligation to pay Basic Rent due in respect of periods (or parts thereof) commencing thereafter, (ii) this Lease shall terminate and (iii) upon request of the insurers of the Aircraft, the Lessor will transfer to such insurers "as-is where-is" title to the Airframe and each Engine, without any recourse, representation or warranty (all as described in the first sentence of paragraph
(vi) of Section 4(b), except that appropriate changes shall be made to the references to the parties and to accommodate a sale and purchase rather than a lease), except that the Airframe and Engines are free and clear of Lessor Liens. Notwithstanding the foregoing, such transfer shall not in any way affect or limit the obligations or liabilities of the Lessee hereunder or under any Operative Document not specifically discharged by such payment of Stipulated Loss Value and Rent.

          (b) If an Event of Loss shall occur with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lossee will within twenty (20) days after a Responsible Officer of the Lossee has actual knowledge (and, in any event, within sixty (60) days) of the occurrence of such Event of Loss notify the Lessor thereof in writing and will, not later than one hundred twenty (120) days after the occurrence of such Event of Loss, at its sole cost and expense, duly convey to the Lessor (or cause to be conveyed to the Lessor), as replacement for such Engine, title to another engine of the same or an improved make and model which shall be owned by the Lessee free of all Liens other than Permitted Liens and shall, in the opinion of the Lessor, have a value and utility at least equal to, and in as good operating condition as, such Engine immediately prior to such Event of Loss, assuming compliance by the Lessee with all of the terms of this Lease with respect to such Engine. Prior to or at the time of such conveyance, at the Lessee's sole expense the Lessee and the Lessor will enter into a supplement to this Lease for purposes of subjecting such replacement engine to this Lease and the Lessee, at the Lessee's sole expense will (i) cause to be delivered to the Lessor evidence that the Lessor has acquired full warranty title to such replacement engine free and clear of all Liens except Permitted Liens and that such replacement engine is duly subjected to this Lease, such supplement to this Lease and all other documents and instruments required to effect or evidence the foregoing (including the bill of sale) to be in form and substance reasonably satisfactory to the Lessor and the Lessee; and (ii) cause to be delivered to the Lessor evidence satisfactory to the Lessor as to the due compliance by the Lessee with the insurance provisions of Section 11 hereof with respect to such replacement engine; and (iii) furnish to the Lessor an opinion of the Lessee's counsel to the effect that, upon such conveyance, the Lessor will acquire good and marketable title free and clear of all Liens, other than Permitted Liens, to such replacement engine and that it will be leased hereunder to the same extent as the Engine replaced thereby, and as to the validity, binding effect and enforceability of such supplement to this Lease and other documents and instruments. Upon compliance by the Lessee with the foregoing terms of this subsection (b) within the 120-period referred to above, the Lessor will (A) upon request by the insurers of such Engine transfer fide to such insurers of the Engine so replaced "as-is, where-is" without any recourse, representation or warranty (all as described in the first sentence of paragraph
(vi) of Section 4(b), except that appropriate changes shall be made to the references to the parties and to accommodate a sale and purchase rather than a lease), except that such Engine is free and clear of any Lessor Liens and (B) execute and deliver to the Lessee a partial release, in recordable form, releasing such Engine from this Lease. Such replacement engine shall thereupon constitute an "Engine" for all purposes hereof. No such termination of this Lease with respect to any Engine as contemplated by this Section 10(b) shall result in any reduction of Rent.

          (c) In the event of the requisition for use by the Finnish Government or the government of any other Applicable Jurisdiction (including any governmental authority, agency or instrumentality, including any court, thereof) of the Airframe or any Engine during the Term, the Lessee shall promptly notify the Lessor of such requisition and all the Lessee's obligations under this Lease with respect to the Airframe or such Engine shall continue to the same extent as if such requisition had not occurred; provided, however, that if the Airframe or
                                      --------  -------
such Engine shall not be returned by the Finnish Government or such other government prior to the end of the Term and the Lessee has given notice and extended the Term in accordance with and as provided in Section 3(f), the Lessee shall be obligated to return the Airframe or such Engine to the Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon its return by the Finnish Government or such other government. All payments received by the Lessor or the Lessee from the Finnish Government or such other government for the use of the Airframe or such Engine during the Term shall be paid over to, or retained by, the Lessee unless an Event of Default or Default shall have occurred and be continuing in which event such amounts shall be paid over to or retained by the Lessor as security for the obligations of the Lessee under this Lease and applied against the Lessee's obligations hereunder, and upon the terms and conditions of Section 24(b)(ii) all such amounts and any gain thereon from Permitted Investments required to be made pursuant to Section 24(b)(ii) shall be paid over by the Lessor to the Lessee; and all payments received by the Lessor or the Lessee from the Finnish Government or such other government for use of the Airframe or such Engine after the Term shall be paid over to, or retained by, the Lessor.

          (d) At any time during the Term so long as no Event of Default shall have occurred and be continuing, the Lessee may, in its discretion, upon prior reasonable notice to the Lessor, terminate this Lease with respect to any Engine. In such event and on or before the date of such termination, the Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and the Lessor shall concomitantly therewith, as provided in Sections 10(b) and 12, transfer all of its rights and interest in and to such Engine to the Lessee as provided therein, and thereupon such replacement engine shall constitute an "Engine" for all purposes hereof. Upon compliance by the Lessee with the foregoing terms of this paragraph (d), the Lessor will execute and deliver to the Lessee a partial release, in recordable form, releasing such Engine from this Lease. No termination of this Lease with respect of any Engine as contemplated by this Section 11(d) shall result in any reduction of Rent.

          SECTION 11. Insurance. (a) The Lessee at its expense shall carry
                      ---------
public liability (including, without limitation, contractual, bodily damage and property damage liability and passenger products and completed operations liability and also war risk and allied perils liability in accordance with Lloyds of London aviation clause AVN.52 or its equivalent) and property damage insurance, payable in Dollars, with respect to the Airframe and the Engines (i) in an amount at least equal to the greater of that normally carried, from time to time, by the Lessee with respect to similar aircraft owned, leased or operated by it, or that carried, from time to time, with respect to similar aircraft by major commercial air carriers flying routes substantially similar to those flown by the Lessee but in no event less than U.S. $500,000,000 per occurrence, and (ii) with commercial insurers of internationally recognized standing.

          (b) The Lessee at its expense shall maintain in effect with insurers of internationally recognized standing, and payable in Dollars all-risk aircraft hull insurance for flight, taxiing and ground covering the Airframe and Engine and any other engines on the Aircraft, and all-risk coverage with respect to any Engine while removed from the Airframe, which is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated as the Lessee (but specifically including war risk, governmental confiscation (including the government of the Applicable Jurisdiction), appropriation, and hijacking insurance (political and non-political risks), except cover in respect of any hostile detonation of any weapon of war employing atomic or nuclear fission, fusion or other radioactive force or matter), provided that such insurance in respect of the Aircraft shall
                  --------
at any time not be less than the Stipulated Loss Value for the Aircraft as of the date of determination. The Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to this subsection (1)), provided that such self-insurance shall not apply in the case of a total loss or constructive or arranged total loss of the Airframe and, in the case of any other loss, shall not exceed U.S. $3,000,000 with respect to the Airframe and the Engines or engines then installed thereon. Any policies of insurance required pursuant to this subsection (1)) shall provide that any loss in excess of U.S. $3,000,000 payable with respect to the Airframe and the Engines or engines installed thereon or with respect to an Engine while on the ground shall be payable and paid to the Lessor.

          (c) Any policies of insurance required pursuant to either subsection
(a) or subsection (b) above shall: (i) be amended to name the Lessor and the other Additional Insureds as additional insureds warranted no operational interest, but without the Lessor or the other Additional Insureds being liable for premiums in respect of such insurance (other than by way of set-off as mentioned in (vi) below), and in the case of each policy required pursuant to subsection (b) above, shall name the Lessor and the other Additional Insureds as loss payees; (ii) provide that, in respect of the interest of the Lessor and the other Additional Insureds, in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person (other than the Additional Insureds, each for their respective interests) and shall insure the interest of the Lessor and the other Additional Insureds, regardless of any breach or violation by the Lessee or any other Person (other than the Additional Insureds, each for their respective interests) of any warranty, declaration or condition contained in such policies; (iii) provide that if such insurance is cancelled for any reason whatsoever, or if any material change is made in the coverage (including the scope thereof) which affects the interest of the Lessor or the other Additional Insureds, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lessor or the other Additional Insureds for thirty (30) days (seven (7) days or such lesser period as may be customarily available in the case of any war risk and allied perils coverage) after the giving of notice to the Lessor or such Additional Insured, as the case may be, of written notice from such insurers to the addresses provided hereunder to the Lessee of such cancellation, change or lapse; (iv) provide that as against the Lessor and the other Additional Insureds, the insurers shall waive, to the fullest extent permitted by Applicable Law, all rights of subrogation; (v) provide, in the case of liability insurance policies (A) that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured ('provided that such policies shall not operate to increase the insurer's limit of liability as set forth in such policies), and (B) that the insurance shall be primary and without right of contribution from any other insurance which may be available to the Lessor or any Additional Insured; (vi) shall waive any right of the insurers to set-off, counterclaim or any other deduction, whether by attachment or otherwise, against the interests of the Additional Insureds (other than in respect of unpaid premiums in respect of the Airframe and the Engines or engines installed thereon or with respect to an Engine which is on the ground); and (vii) shall contain with respect to hull all risks and hull war risks insurance a 50/50 clause per AVN. 103 or its equivalent. In the event that the Lessee shall fail to maintain insurance as provided in this Section 11, the Lessor may at its sole option provide such insurance and, in such event, the Lessee shall, upon demand, reimburse the Lessor, as Supplemental Rent, for the reasonable market cost thereof, without waiver of any other rights or remedies the Lessor may have hereunder or under any other Operative Document.

          (d) (i) On or before the Delivery Date, and thereafter at the time of each renewal (but no less than annually), the Lessee, at its expense, will furnish to the Lessor and each other Additional Insured insurance certificates with respect to the Aircraft signed by a firm of independent aircraft insurance brokers reasonably acceptable to the Lessor, describing in reasonable detail the insurance then carried and maintained on or with respect to the Aircraft and noting any geographical limits to the coverage provided thereby. The Lessee will cause such firm (i) to dispatch the said insurance certificates to the Lessor and each other Additional Insured no later than fourteen (14) days after the renewal date of the relevant insurance policies, and (ii) to advise the Lessor and each other Additional Insured in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee, of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. The Lessee will, and will also cause such firm to, advise the Lessor in writing as promptly as practicable after a Responsible Officer of the Lessee or such firm, as the case may be, acquires knowledge that an interruption or reduction of any insurance carried and maintained on the Aircraft pursuant hereto will occur.

               (ii) The Lessee covenants and agrees that it shall provide all such notices and take all such actions as shall be necessary or advisable to prevent, and the Lessee shall not suffer to occur, the invalidation of any insurance benefit which may otherwise be available to any additional insured but for any action or inaction of any additional insureds that occurs or is a breach or violation of the insurance policy or any warranty, declaration or condition contained therein of which the Additional Insured has no actual knowledge or that results from any action or inaction of the Lessee (including, without limitation, the filing of any claims and the giving of appropriate notices so as to prevent any such invalidation).

               (iii) The Lessee covenants and agrees that it will pay to the Lessor, or to whomever the same shall have experienced the set-off, as Supplemental Rent, promptly upon any set-off described in Sections 11(c) and 11(d), an amount equal to the amount of any set-off pursuant to such Sections.

          (e) All insurance payments received by the Lessor or the Lessee from insurance referred to in Section 11(b) and paid as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine (as well as any requisition or other payments received by the Lessor or the Lessee as the result of any such Event of Loss) shall be, if received by the Lessee, immediately paid to the Lessor and shall be held and applied by the Lessor as follows:

        (i) if such payment is received as the result of an Event of Loss referred to in Section 10(a), such payment shall be applied in reduction of the Lessee's obligation to make payment pursuant to Section 10(a) (and any excess shall be paid to the Lessee) or, if the Lessee shall have already made payment in full pursuant to said Section 10(a), all of such payment shall be paid to the Lessee, provided that no Event of Default or Default which would become an Event of Default of the type described in Section 17(a), (b)or (e) shall have occurred and then be continuing; and

        (ii) if such payment is received as the result of an Event of Loss referred to in Section 10(b), such payment shall be paid to the Lessee upon compliance by the Lessee with all of the terms of said subsection
     (b)provided that no Event of Default or Default which would become an Event of Default of the type described in Section 17(a), (b)or (e) shall have occurred and then be continuing.

          (f) All insurance payments received by the Lessor or the Lessee from insurance referred to in Section 11(b) and paid other than as the result of an Event of Loss with respect to the Airframe or an Engine shall be paid over to the Lessee (i) upon the completion of repairs satisfactory to the Lessor and,
(ii) upon the Lessee's delivery of a certificate of a Responsible Officer of the Lessee describing necessary repairs and specifying the amount of funds required for making such repairs, and thereupon such funds shall be promptly applied by the Lessee to the extent necessary to repair the damage to the Airframe or such Engine, provided that the Lessee will make such payment to the Lessor,
                --------
and the Lessor shall not be required to make any such payment to the Lessee, if an Event of Default or Default of the type referred to in Section 17(a), (b)or
(e) has occurred and is continuing. Any amount which would be payable to the Lessee or any sublessee under any parallel provision pursuant to this subsection
(f) or Section 11(e) if a Default of the type described in such sections or an Event of Default had not occurred and was not continuing shall be held by the Lessor as security for the obligations of the Lessee under the Lease and applied against the Lessee's obligations as and when due. If such Event of Default and no such Default shall be cured and no other Event of Default and no such Default shall have occurred and be continuing, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the terms hereof.


          (g) The Lessor and each Owner Participant and each Mediate of any thereof may at its own expense carry insurance with respect to the Lessor's interest in the Aircraft and the Lessor's Estate, provided, however, that such
                                                  --------  -------
insurance does not prevent the Lessee from carrying, or otherwise adversely affect the coverage of, the insurance required by this Section 11, or adversely affect such insurance or the coverage of any other insurance carried by the Lessee with respect to its interest in the Aircraft. Any insurance payments received with respect to any such insurance (including any residual value insurance) shall be retained by the Lessor or such other Person, to the absolute exclusion of the Lessee, without reducing or otherwise affecting the Lessee's obligations or liabilities hereunder or under any other Operative Document.

     SECTION 12. Replacement and Pooling: Modifications and Additions. (a) The
                 ----------------------------------------------------
Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided by the provisions of this Section 12. All replacement Parts shall be free and clear of all Liens (except Permitted Liens), shall be in as good an operating condition as, and shall have the value and utility at least equal to, the Parts replaced (assuming the same to be in the condition and state required by this Lease). All Parts, at any time removed from the Airframe or any Engine, shall remain the property of the Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act, title shall vest in and such replacement Part shall become the property of the Lessor, and shall become subject to this Agreement and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

          (b) Any Part replacing a Part removed from the Airframe or any Engine pursuant to a pooling or similar arrangement in accordance with Section 9 shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 12(a) as promptly as possible after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 12(a) may be owned by a third Person subject to such a normal pooling arrangement permitted by this Lease, provided that the Lessee, at its own expense, as
                         --------
promptly thereafter as possible, but in any event not more than 180 days thereafter, either (i) obtains and, by operation of Section 12(a) conveys to Lessor, title to such replacement Part to vest in the Lessor in accordance with
Section 12(a) free and clear of all Liens (except Permitted Liens), or (ii) replaces or procures the replacement of such replacement Part by the incorporation or installation in or attachment to such Airframe or Engine of a further replacement Part free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in the Lessor in accordance with Section 12(a) and such further replacement Part shall forthwith be deemed part of the Airframe or Engine to the same extent as the Part originally incorporated or installed in or attached to the Airframe or such Engine and become subject to this Lease.

          (c) The Lessee, at its expense, will make such modifications in and additions to the Airframe and each Engine as may be required from time to time in order to meet the standards of Applicable Law and in order for the Lessee to comply fully with the terms of this Lease, including Sections 5 and 6 hereof. In addition, so long as no Event of Default or Default which would become an Event of Default of the type described in Section 17(e) shall have occurred and be continuing, the Lessee, at its expense, may from time to time make such modifications in and additions to the Airframe or any Engine as the Lessee may deem desirable in the proper conduct of its business; provided, however, that no
                                                      --------  ------
such modification or addition shall diminish the value or utility of the Airframe or such Engine, or impair the airworthiness or operating condition thereof, below the value, utility, airworthiness and condition thereof immediately prior to such modification or addition assuming the Airframe and such Engine were in the condition and repair state required by this Lease. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine, as the result of such modification or addition shall, without further act, vest in the Lessor. Notwithstanding the foregoing terms of this
Section 12, so long as no Event of Default or Default which would become an Event of Default of the type described in Section 17(e) shall have occurred and be continuing, the Lessee may remove any Part, provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or an Engine at the time originally leased by the Lessor or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or an Engine, pursuant to the terms of this Lease, and (iii) such Part can be removed from the Airframe or such Engine without causing material damage to the Airframe or such Engine and without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe and such Engine would have had at such time had such modification or addition not occurred.

Upon the removal by the Lessee of any Part as provided in the immediately preceding sentence, title thereto shall, without further act, vest in the Lessee and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Any Part not removed by the Lessee prior to the return of the Aircraft to the Lessor hereunder shall remain the property of the Lessor.

          SECTION 13. Insignia. On or prior to the Delivery Date, the Lessee
                      --------
agrees to affix and maintain in the cockpit of the Airframe, in a prominent position on the door, a metal nameplate bearing the following inscription:
"TRUST COMPANY FOR USL, INC., OWNER TRUSTEE/LESSOR". The Lessee further agrees not to affix, or suffer to be affixed, to or allow the name of any Person to be affixed to or placed on the Airframe or any Part any indicia of ownership thereof by any person other than the Lessor.

          SECTION 14. Inspection/Information. (a) The Lessee will permit the
                      ----------------------
Lessor, at the Lessor's sole cost and expense (except if incurred in the Lessor's exercise of remedies under Section 18), by its officers or agents to inspect the Aircraft or any Parts or any part thereof and the Lessee's documents and records relating thereto, and at such reasonable times during normal business hours (or at any other time acceptable to the Lessee) as the Lessor may from time to time request, provided, however, that such inspections shall not interfere with the Lessee's normal operation of the Aircraft. The Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection. The Lessee shall provide the Lessor (i) as soon as available and in any event within (x) one hundred eighty (180) days after the end of each fiscal year of the Lessee, a copy of the published annual report to its shareholders (in the English language for the financial part) for such year for the Lessee, and (y) ninety (90) days after the end of each second fiscal quarter of the Lessee, a copy of the Lessee's published interim report to shareholders, and (ii) such other information respecting the Lessee's financial conditions (to the extent made available to the Lessee's shareholders and senior lenders) or operations or the maintenance status of the Aircraft as the Lessor may from time to time reasonably request.

          (b) The Lessee agrees to provide to the Lessor not less than thirty
(30) days after the end of each fiscal quarter, a detailed report specifying the actual number of hours/cycles utilized on the Airframe and each Engine during the preceding fiscal quarter, the location of the Airframe and each Engine as of the end of such quarter, any unscheduled maintenance work at or exceeding the level of a C Check performed thereon during such quarter and any other such information relating to the Airframe and Engines as the Lessor may reasonably request.

          (c) The Lessee will give notice of an Event of Default or a Default which would become an Event of Default of the type described in Section 17(e) when a Responsible Officer of the Lessee has actual knowledge thereof.

          SECTION 15. The Lessor's Right to Perform for the Lessee. If the
                      --------------------------------------------
Lessee fails to pay any Rent hereunder or fails to perform or comply with any of its other agreements contained herein, the Lessor may, on behalf of the Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable costs and expenses incurred in connection with such payment, performance or compliance, as the case may be (together with an amount that is the equivalent of interest thereon at the Overdue Payment Rate), shall be payable by the Lessee on demand as Supplemental Rent (not as interest).

          SECTION 16. Further Assurances. The Lessee at its expense will
                      ------------------
promptly and duly execute and deliver such documents and assurances and take such action as may be necessary or desirable, or as the Lessor may from time to time reasonably request, in order to more effectively carry out the intent and purpose of this Lease and the other Operative Documents and to establish and protect the Lessor's title to the Aircraft and its rights and remedies created or intended to be created under this Lease and the other Operative Documents, including, without limitation, the execution, delivery and filing of Uniform Commercial Code financing and continuation statements with respect to this Lease, in form and substance satisfactory to the Lessor, in such jurisdictions as the Lessor may reasonably request.

          SECTION 17. Events of Default. The following events shall constitute
                      -----------------
Events of Default (whether any such event shall be voluntary or involuntary or arise by operation of law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any court or any administrative or governmental body):

          (a) The Lessee shall fail to make any payment of Basic Rent or Stipulated Loss Value within seven (7) days after the earlier of (i) written notice to the Lessee and (ii) actual knowledge by a Responsible Officer of the Lessee that such payment shall not have been paid when due; or

          (b) The Lessee shall fail to make any other payment of Rent of any kind when due and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) written notice to the Lessee and
     (ii) actual knowledge by a Responsible Officer of the Lessee that such payment shall not have been paid when due; or

          (c)(i) The Lessee shall fail to carry and maintain insurance in accordance with Section 11 hereof, or the Lessee shall operate the Aircraft at a time when insurance required by the provisions of Section 11 shall not be in effect; or

          (ii) The Lessee shall fail in any material respect to perform or observe any other covenant or agreement to be performed or observed by it under this Lease or under any other Operative Document (other than such as are the subject of Section 17(c)(i)) and such failure to perform or observe such other covenant or agreement shall continue unremedied for a period of thirty (30) days after written notice thereof to the Lessee by the Lessor, except if such failure is curable and the Lessee is diligently proceeding to cure such failure for a period not longer than ninety (90) days after such notice; or

          (d) Any representation or warranty made by the Lessee in this Lease or in any other Operative Document or m any document or certificate furnished by the Lessee in connection herewith or therewith shall have been incorrect in any material respect at the time made and such incorrectness materially adversely affects the rights of the Lessor under the Operative Documents and the Lessor has given written notice thereof to the Lessee, or, if such incorrectness is curable and the Lessee is diligently proceeding to cure same, such incorrectness shall continue for a period not longer than forty-five (45) days after the earlier of (i) such notice and (ii) actual knowledge of such incorrectness by a Responsible Officer of the Lessee; or

          (e) The Lessee shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding or petition (voluntary or involuntary) shall be instituted or commenced by or against the Lessee under the laws of any country, now or hereafter in effect, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law of any country relating to bankruptcy, insolvency, moratorium or reorganization or relief of debtors, or seeking the entry of an order, judgment or decree for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and either such proceeding (in the case of an involuntary proceeding only) shall remain undismissed or unstayed for a period of ninety (90) days, or the Lessee shall take any corporate action to authorize any of the actions set forth above in this subsection (e), or if any competent court shall by final decision have declared the Lessee "en disastre", bankrupt or insolvent or if, under the provisions of the Applicable Law of Finland, any Finnish court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unstayed for a period of ninety (90) days.

          SECTION 18. Remedies. Upon the occurrence of any Event of Default and
                      --------
at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare in writing to the Lessee that this Lease is in default; and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Lessor may do one or more of the following with respect to the Airframe or any Engine, as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

          (a) cause the Lessee, upon the written demand of the Lessor and at the Lessee's expense, to return promptly, and the Lessee hereby agrees that it shall return promptly, such of the Airframe and the Engines as the Lessor may so demand to the Lessor or such Person as the Lessor may designate pursuant to Applicable Law in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Airframe or such Engine were being returned at the end of the Term, or the Lessor or the Lessor's agent, at its option, may, but shall be under no obligation to, enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to the Lessor or the Lessor's agent for or by reason of such entry or taking of possession, removal or storage whether for the restoration of damage to property caused by any such action or otherwise;

          (b) sell all or part of the Airframe or any Engine at public or private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Airframe or any Engine as the Lessor may determine, all free and clear of any rights or claims of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto;

          (c) whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 18(a) or
     (b) above with respect to all or part of the Airframe or any Engine, the Lessor, by written notice to the Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, may cause the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the scheduled Basic Rent for the Aircraft otherwise due on Rent Payment Dates occurring on and after the payment date specified for payment in such notice), any unpaid Basic Rent for the Aircraft due (or which would have been due in the absence of the termination of this Lease) prior to the payment date specified in such notice, any accrued, due and unpaid Supplemental Rent to and including such payment date, plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on all amounts payable by the Lessee under this subsection (c) at the Overdue Payment Rate from such specified payment date until the date of actual payment): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Airframe or such Engine (computed as of the Loss Payment Date immediately succeeding the date specified in such notice), over the aggregate Fair Market Rental Value of the Airframe or such

     Engine for a period equal to the remainder of the Term (or what would have been the remainder of the Term in the absence of the termination of this Lease) after discounting such aggregate Fair Market Rental Value quarterly (effective on the dates which would have been Rent Payment Dates in the absence of the termination of this Lease) to present worth as of the payment date specified in such notice at the rate per annum equal to the Overdue Payment Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Airframe or such Engine (computed as of the Loss Payment Date immediately succeeding the date specified in such notice), over the Fair Market Sales Value of the Airframe or such Engine, as of the payment date specified in such notice; provided, however,
                                                      -------- --------
     that if such payment is not made on a Loss Payment Date, there shall be deducted from the amount payable by the Lessee under this subsection (c) an amount equal to interest at the rate of 9.4% per annum (computed on the basis of a 365 day year and actual days elapsed) on the Stipulated Loss Value payable by the Lessee, from and including the date such payment is due under this subsection (c), to but not including the Loss Payment Date immediately following the date of such payment;


          (d) in the event the Lessor shall have sold the Airframe or any Engine, the Lessor, in lieu of exercising its rights under Section 18(c) with respect to the Airframe or such Engine, may, if it shall so elect, require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and all other losses to the Lessor and not as a penalty, all unpaid Basic Rent for the Aircraft due (or which would have been due in the absence of the termination of this Lease) on each Rent Payment Date occurring prior to the date of such sale, plus any Supplemental Rent that is accrued, due and unpaid to the date of such sale plus the amount of any deficiency between the net proceeds of such sale and the Stipulated Loss Value of the Airframe or such Engine (computed as of the Loss Payment Date occurring on (if payment is made on a Loss Payment Date) or immediately following (if payment is made on a date other than a Loss Payment Date) the date of such sale), together with interest at the Overdue Payment Rate on all amounts payable by the Lessee under this subsection (d) from the date of such sale until the date of actual payment; provided, however,
                                                         --------  -------
     that if payment in respect of such sale is made on a date which is not a Loss Payment Date, there shall be deducted from the amount payable by the Lessee pursuant to this subdivision (d) an amount equal to interest at 9.4% per annum (computed on the basis of a 365 day year and actual days elapsed) on the Stipulated Loss Value payable by the Lessee, from and including the date of such sale, to but not including the Loss Payment Date immediately following the date of such sale; and/or

          (e) the Lessor may rescind this Lease or may exercise any other right or remedy which may be available to it under Applicable Law, or to proceed by appropriate court action to enforce the terms hereof or to recover damages permitted by Applicable Law for breach hereof.

          In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, including all reasonable costs and expenses incurred in connection with any retaking of the Airframe or any Engine or in placing the Airframe or any Engine in the condition and airworthiness required by Section 5. At any sale of the Airframe or any Engine pursuant to this Section 18, the Owner Participant, the Lessor or the Lessee, or any Affiliate of any thereof, may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No express or implied waiver by the Lessor of any Event of Default or Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default or Default. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use or keep idle the Airframe or any Engine in mitigation of the Lessor's damages except as set forth in this Section or which may otherwise limit or modify any of the Lessor's rights or remedies under this Section 18.

          For the purpose of this Section 18, the "Stipulated Loss Value" as of any date for the Airframe or any Engine means a portion of the Stipulated Loss Value of such Aircraft, computed as of such date, which bears the same ratio to such Stipulated Loss Value of the Aircraft as the original cost to the Lessor of the Airframe or such Engine (as the case may be), as reasonably computed by the Lessor, bears to the original cost to the Lessor of the Aircraft.

          SECTION 19. Expenses.
                      --------

          (a) Each party shall pay all costs and expenses (including legal fees and expenses of counsel) it has incurred in connection with the preparation, execution, delivery, administration, modification and amendment of this Lease, any other Operative Document and the other documents to be delivered hereunder or thereunder der, as the case may be, except as otherwise provided below in
                                                           --------
this Section 19, provided that in no event shall the Lessee pay any costs or fees or any amounts of any nature whatsoever relating to the Owner Trustee or any successor trustee or co-trustee under the Trust Agreement or administration of the Trust Estate.

          (b) The Lessor shall pay all the costs of any mortgage taxes or security filings incurred in connection with any financings or refinancing of the Aircraft, except as otherwise provided below in clause (d).

          (c) In connection with any financing or re-financing of the Aircraft occurring after the Delivery Date, the Lessor shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of counsel) incurred by the Lessee in connection with any such financing or re-financing, except as otherwise provided below in clause (d).

          (d) In connection with the amendment or modification to the Lease, or registration or deregistration of the Aircraft, in each case requested by the Lessee after the Delivery Date, or any amendment or modification to the Lease required in connection with an Event of Loss with respect to an Engine or a substitution of engines by the Lessee pursuant to Section 10(b) or 10(d), respectively, and in each other instance under this Lease or any other Operative Document where it is expressly stated that costs or expenses are to be borne by the Lessee, the Lessee shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of counsel) incurred by the Lessor, including but not limited to, any reasonable costs incurred by the Lessor in connection with such registration or deregistration, or such Event of Loss or engine substitution under or pursuant to any financing or refinancing arrangement then in place.

          (e) Any party may, to the extent permitted by Applicable Law, seek payment by the other party of all its costs and expenses (including legal fees and expenses of counsel) incurred in connection with any legal suit, action, proceeding or arbitration arising out of or relating to this Lease or any of the Operative Documents, provided that in any such legal suit, action or proceeding
                     --------
or arbitration in which final judgment has been entered, the party against whom such judgment has been entered shall pay all such costs and expenses (including legal fees and expenses of counsel) incurred by the prevailing party.

          SECTION 20. Assignment: Owner Trustee. Except as otherwise provided in
                      -------------------------
Section 13 of the Purchase Agreement or as the parties may otherwise agree in writing, the Lessor agrees that it was not, at any time after the execution and delivery of this Lease and prior to the expiry of the Term, assign or convey its right, title and interest in and to this Lease or the Aircraft without the written prior consent of the Lessee.

          SECTION 21. Notices. All notices required under the terms and
                      -------
provisions hereof shall be in writing or by telecommunication, in the English language, and any such notice shall become effective when received by the other party, by hand, by registered mall with proper postage for airmail prepaid, or, if in the form of a telegram, telex or telecopy, upon confirmation of receipt thereof, in each case addressed (i) if to the Lessee:

          FINNAIR OY
          Dagmarnikatu 4
          00100 Helsinki
          Finland
          Attention:  Group Treasurer

          Telex: 124946  Answerback: fnair sf

          Telecopier:  358-0-818-7457
          Telephone:    358-0-818-81

or to such other address as the Lessee shall from Lessor, or (ii) if to the
Lessor:

          Trust Company for USL, Inc.
          615 Battery Street
          San Francisco, California 94111
          Attention: President

          Telecopy:  415-627-9420

or to such other address as the Lessor shall from time to time designate in writing to the Lessee.

          SECTION 22. Net Lease. No Set-Off, Counterclaim. Etc. All Rent shall
                      ----------------------------------------
be paid by the Lessee in the manner provided in Section 3(b). This Lease is a net lease, and the Lessee will pay all costs, charges, fees and expenses associated with the use, non-use, possession, control, operation, maintenance and repair of the Aircraft and the Parts, except as expressly provided herein. The Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, any Owner Participant, the manufacturer of the Airframe or of any Engine or of any Part or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or in connection with any unrelated transaction), (ii) any defect in the title, airworthiness, eligibility for registration under Applicable Law, condition, design, operation, merchantability, or fitness for use of, any other matter referred to in the first sentence of paragraph (vii) of
Section 4(b), or any damage to or loss or destruction of, or any Lien upon, the Airframe or any Engine, or any interruption or cessation in the use or possession thereof by the Lessee for any reason whatsoever, including by reason of governmental authority or action, (iii) any insolvency, bankruptcy, reorganization, "en disastre", moratorium or similar proceedings by or against the Lessee, the Lessor or any other Person, (iv) the invalidity or unenforceability of any of the Operative Documents, (v) any restriction on the exchange of any currency into any other currency, including, without limitation, an exchange of Finnish Marks into Dollars, or on the transfer of funds to the United States or from Finland, (vi) the Lessee at any time having immunity from suit or execution on the grounds of sovereignty, enforceability of judgment or otherwise, (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated as to the Airframe or any Engine in whole or in part by operation of Applicable Law, or otherwise, except as specifically provided herein, the Lessee nonetheless agrees to pay to the Lessor an amount equal to each Basic Rent payment for the Aircraft at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been so terminated in whole or in part. The Lessee hereby waives, and hereby agrees to waive at any future time at the request of the Lessor, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof and all rights of "set-off', notice and demand. Each payment of Rent made by or on behalf of the Lessee to the Lessor shall be final as to the Lessee and the Lessor. The Lessee will not seek to recover all or any part of any such payment of Rent made to the Lessor or any Indemnitee for any reason whatsoever and, to the extent permitted by Applicable Law, waives all rights to any such recovery and right to seek the same. The Lessor shall not be required to reimburse any portion of any payment of any Basic Rent by reason of any early termination of this Lease. Nothing in this Section 22 shall be construed to preclude the Lessee or the Lessor from bringing any suit at law or in equity against any Person which it would otherwise be entitled for breach of any representation, warranty, covenant or duty hereunder.

          SECTION 23. Jurisdiction: Governing Law.
                      ---------------------------

          (a) Each of the Lessor and the Lessee hereby irrevocably agrees that, to the extent that it or any of its assets has or hereafter may acquire or become entitled to any right of immunity, as against the other party hereto or its respective successors and assigns, whether characterized as sovereign immunity or otherwise, from any legal proceedings, action or suit, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process, whether in the United States of America or the Republic of Finland or any other jurisdiction, but only to the extent required to enforce or collect upon this Lease or any other Operative Document or any other liability or obligation of it related to or arising from the transactions contemplated by this Lease or any other Operative Document, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment or from attachment in aid of execution upon a judgment, it hereby expressly and irrevocably and unconditionally waives and agrees not to plead or claim any such immunity but only with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Lease or any other Operative Document or the subject matter hereof or thereof. Such agreement and waiver shall be irrevocable and not subject to withdrawal in any and all jurisdictions, including, without limitation, under the Foreign Sovereign Immunities Act of 1976 of the United States.

          (b) Each of the Lessor and the Lessee irrevocably agrees that any legal suit, action or proceeding arising out of or relating solely to this Lease or any other Operative Document, or any of the transactions contemplated hereby or thereby or any document refereed to herein or therein, may be instituted in the State or Federal courts in the County of New York, State of New York, and it hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the non-exclusive jurisdiction of any such court but only in any such suit, action or proceeding. In the case of the said courts, the Lessee hereby designates, appoints and empowers Finnair, General Manager North America Finnair Executive Office, or any successor thereof, currently located at 10 East 40th Street, New York, New York 10016, as its authorized agent to accept, receive and acknowledge for and on behalf of it and its property service of any and all process which may be served but only in any action, suit or proceeding of the nature refereed to above in the County of New York, State of New York. Each of the Lessor and the Lessee further agrees that such service of process may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding to it in care of such agent at the aforesaid address, and, in the case of the Lessor, at the address set forth in Section 21, and such agent is hereby authorized to accept, receive and acknowledge the same for and on behalf of it and to admit service with respect thereto. Upon such service of process being made on such agent or the Lessor as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the plaintiff to the Lessee or the Lessor, as the case may be, registered mail, return receipt requested, at its address specified in
Section 21 hereof (as the same may be changed from time to time pursuant to said
Section 21). Such service upon such agent shall be deemed to be personal service on the Lessee and shall be legal and binding upon it for all purposes notwithstanding any failure to mail copies of such legal process to it, or any failure on the part of it to receive the same, and shall be deemed completed upon the delivery thereof to such agent whether or not such agent shall give notice thereof to it or upon the earliest other date permitted by Applicable Law (including, without limitation, the Immunities Act). Each of the Lessor and the Lessee further irrevocably agrees to the service of process of any of the aforementioned courts but only in any suit, action or proceeding of the nature refereed to above by the mailing of the copies thereof by certified air mail, postage prepaid, return receipt requested, to it at its address specified in
Section 21 hereof (as the same may be changed from time to time pursuant to Section 21 hereof), such service to be effective upon the date of receipt indicated on the postal receipt returned from it.

          (c) The Lessee agrees that it will at all times continuously maintain an agent or an office to receive service of process in the County of New York, State of New York on behalf of itself and its property with respect to the parties to this Lease and any other Operative Document, and, in the event that for any reason the agent mentioned above or such office shall not serve as agent for it to receive service of process in the County of New York, State of New York on its behalf, it shall promptly appoint a successor satisfactory to the Lessee and the Lessor so to serve, advise the Lessee and deliver to the Lessee evidence thereof.

          (d) Subject to any rights pursuant to Section 23(e), final judgment against the Lessee or the Lessor in any suit shall be conclusive in any court proceeding, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Lessee or the Lessor, as the case may be, therein described.

          (e) Notwithstanding subsection (b)in this Section 23, and in addition to any of its rights to otherwise pursue remedies under or in respect of this Lease, each of the Lessor and the Lessee shall have the right, at its option, under all circumstances, to institute binding arbitration, and that if such arbitration is so elected, with respect to any matter governed by this Lease or any other Operative Document or in respect of any of the transactions contemplated hereby or thereby, or the breach, termination or invalidity thereof or in connection therewith, and any dispute, controversy and claim relating thereto, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, with the place of arbitration in Stockholm, Sweden, and each party hereby irrevocably agrees that, if either party shall elect to pursue such arbitration, the other party hereto shall submit thereto and will be bound thereby. The Arbitral Panel shall be composed of three (3) arbitrators. The language to be used in the arbitral proceedings shall be English. This agreement shall be governed by the internal laws of the State of New York (without regard to conflicts of laws principles).

          (f) THIS LEASE HAS BEEN NEGOTIATED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          SECTION 24. Miscellaneous. (a) Any provision of this Lease which is
                      -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of the Lessor and the Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a lessee only.

          (b)(i) This Lease constitutes an international transaction in which the specification of Dollars and the payment at the designated place of payment is of the essence, and Dollars shall be the currency of account in all events, including for all payments of Rent and any other amount payable hereunder or under any other Operative Document. The payment obligations of the Lessee under this Lease shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars (as quoted in New York, New
York) and transfer to the designated place of payment under normal banking procedures does not yield the amount of Dollars due hereunder. If any expense required to be reimbursed pursuant to this Agreement or any other Operative Document is originally incurred in a currency other than Dollars, the Lessee or the Lessor, as the case may be, shall nonetheless make reimbursement of that expense in Dollars, in an amount equal to the amount in Dollars that would have been required for the Person that incurred that expense to have purchased, in accordance with normal banking procedures, at New York, New York the sum paid in such other currency (after any premium and costs of exchange) on the date of payment of such expenses. To the fullest extent permitted by Applicable Law, the obligation of the Lessee or the Lessor, as the case may be, in respect of any amount due under this Agreement or any other Operative Document shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase and transfer to, New York, New York with the sum paid in that other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which that Person receives that payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Lessee or the Lessor, as the case may be, shall pay and indemnify for such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Lessee or the Lessor, as the case may be, not discharged by that payment shall, to the fullest extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided herein by the full payment of all outstanding amounts in Dollars as herein provided, shall continue in full force and effect.

          (ii) (A) Any monies (but excluding any Collateral Security described in Section 4(c)(iii) hereof) paid to or retained by the Lessor which are required to be paid to the Lessee or applied for the benefit of the Lessee (including, without limitation, amounts payable to the Lessee under Sections 10 and 11), but which the Lessor or any Person acting by or through the Lessor is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Default or an Event of Default), shall, until paid to the Lessee or applied as provided herein, be invested by the Lessor from time to time at the direction, risk and expense of the Lessee in Permitted Investments (defined below). There shall be promptly remitted to the Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default, or any Default described in paragraph (e) of Section 17, shall have occurred and be continuing, in which case such gains shall be held subject to the preceding sentence. The Lessee will promptly pay to the Lessor, on demand, as collateral security for its obligations hereunder, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

          (B) "Permitted Investments" means obligations of, or guaranteed by, the United States Government maturing within 91 days after such investment.

          (c) This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by, (1) the Lessor and its successors and permitted assigns and (2) the Lessee and its successors and, to the extent permitted hereby, assigns. The obligations of the Lessee under Sections 8 and 19 of this Lease are expressly made for the benefit of, and shall be enforceable by, each Indemnitee entitled thereto, without declaring this Lease to be in default or taking action in respect of such declaration under Section 17 hereof.

          (d) The section and subsection headings in and the table of contents to this Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.

          (e) In the event of a discrepancy between the terms of this Lease and any of the other Operative Documents, the terms of this Lease shall govern.

          (f) This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          (g) This Lease represents the agreement of the Lessor and the Lessee with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lessor relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents or in the other agreements, documents and instruments referred to herein or therein delivered pursuant hereto or thereto.

          (h) Each of the Lessee and the Lessor agrees that it shall perform the agreements, covenants and indemnities to be performed by it set forth in the Purchase Agreement and the other Operative Documents, which agreements, covenants and documents are hereby incorporated herein by reference as fully and to the same extent and with the same force and effect as if set forth in full in this Section 24(h).

          SECTION 25. Title and Ownership. The Lessee acknowledges that full
                      -------------------
legal title to the ownership of the Aircraft shall remain vested in the Lessor, subject to the rights of the Lessee under the Lease, notwithstanding the possession and use thereof by the Lessee.

          SECTION 26. WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN EACH
                      --------------------
PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OPERATIVE DOCUMENTS, OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OPERATIVE DOCUMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        [The remainder of this page has been left blank intentionally.]

          IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed as of the date and year First above written.


                             TRUST COMPANY FOR USL, INC.,
                             not in its individual capacity,
                             except as otherwise expressly
                             provided herein, but solely as
                             Owner Trustee,
                             Lessor


                             By: /s/ Stanley E. Gutman
                                ----------------------
                                Stanley E. Gutman
                                Vice President


                             FINNAIR OY,
                             Lessee


                             By:______________________
                               Title:






THE SINGLE EXECUTED ORIGINAL OF THIS LEASE MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE SHALL BE DUPLICATES AND MADE "DUPLICATE" OR "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS LEASE CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".

          IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed as of the date and year first above written.


                             TRUST COMPANY FOR USL, INC.,
                             not in its individual capacity,
                             except as otherwise expressly
                             provided herein, but solely as
                             Owner Trustee,
                             Lessor


                             By:_________________________
                                Title:


                             FINNAIR OY,
                             Lessee


                             By: [SIGNATURE NOT LEGIBLE]
                                --------------------------
                               Title: Legal Counsel






THE SINGLE EXECUTED ORIGINAL OF THIS LEASE MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE SHALL BE DUPLICATES AND MARKED "DUPLICATE" OR "DUPLICATE ORIGINAL". TO 'THE EXTENT THAT THIS LEASE CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".

                                                                      SCHEDULE 1
                                                              TO LEASE AGREEMENT


                              AIRCRAFT DOCUMENTS
                                TO BE DELIVERED


1.   TECHNICAL DOCUMENTS (ORIGINAL OF EACH)

     1)  Historical Brief - Aircraft
     2)  AD and SB Compliance List - Aircraft
     3)  AD and SB Compliance List - Engine
     4)  List of All Modifications Performed by Finnair
     5)  Time and Cycle Status - Aircraft and Engine
     6)  Original Export Certificate of Airworthiness
         (At Time of Purchase By Finnair)
     7)  Status of Aircraft in McDonnell Douglas Significant
         Structural Inspection Program (If Applicable)
     8)  Difference of McDonnell Douglas Readiness Log Master
         Equipment List Between Delivery and Present Configuration
     9)  List of Major Repairs and Alterations
    10)  Copy of STC's Incorporated and STC Supplements,
         With FAA Form 337's for Installation


2.   MAINTENANCE RECORDS

     1)  Aircraft Log Book
     2)  Engine Records
     3)  APU Records
     4)  List of Components with Time Data
     5)  Engine Life Limited Parts with Time Data
     6)  Engine Historical Records - Latest EHM Work Book
     7)  Shop Maintenance Summary
     8)  Engine Test Cell Records
     9)  FAA Form 337 for Last EHM
    10)  Airframe Life Limited Parts
    11)  Aircraft Weighing Data

3.   MANUALS

     1) FAA Approved Airplane Flight Manual (AFM) [current and updated]
     2)  Manufacturers Flight Crew Operating Manager (FCOM)
     3)  Airline Flight Crew Operating Manual (FCOM)
     4)  Weight Balance Manual
     5)  Minimum Equipment List (MEL)
     6)  MEL Procedures Manual
     7)  Aircraft Maintenance Manual (AMM)
     8)  Aircraft Wiring Manual (AWM)
     9)  Aircraft Wiring Listings (AWL)
    10)  Systems Schematics (LAMMS)
    11)  Aircraft Maintenance and Inspection Program Manual

                                                                      SCHEDULE 2
                                                              TO LEASE AGREEMENT


                           ORGANIZATION OF ECONOMIC
                          COOPERATION AND DEVELOPMENT


          For purposes of the definition of "OECD" set forth in the Operating Lease Agreement, the following are the member nations:

          1.   Australia
          2.   Austria
          3.   Belgium
          4.   Canada
          5.   Denmark
          6.   Finland
          7.   France
          8.   Federal Republic of Germany
          9.   Greece
          10.  Iceland
          11.  Ireland
          12.  Italy
          13.  Japan
          14.  Luxembourg
          15.  The Netherlands
          16.  New Zealand
          17.  Norway
          18.  Portugal
          19.  Spain
          20.  Sweden
          21.  Switzerland
          22.  Turkey
          23.  The United Kingdom
          24.  The United States of America

                                                                       EXHIBIT A
                                                              TO LEASE AGREEMENT


                                    FORM OF
                             LEASE SUPPLEMENT NO.1


          LEASE SUPPLEMENT NO.1, dated April 30, 1992 between TRUST COMPANY FOR USL, INC., not in its individual capacity, except as otherwise expressly provided herein, but solely as owner trustee under the Trust Agreement dated as of April 30, 1992 (the "Lessor"), and FINNMR OY (the "Lessee").

          The Lessor and the Lessee have heretofore entered into that certain Lease Agreement, dated as of April 30, 1992, relating to one McDonnell Douglas MD82 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of a Lease Supplement for the purpose of leasing the Aircraft under the Lease if agreed upon by the Lessor to the Lessee in accordance with the terms thereof.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

          1. The Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the following described McDonnell Douglas MD82 aircraft (the "Aircraft"), which as of the date hereof consists of the following components:

       (i) Airframe: Finnish Registration Mark OH-LMO; and manufacturer's serial number: 49151

      (ii) Engines: two Pratt & Whitney Model JT8D-219 engines being, respectively, manufacturer's serial numbers

               709730, and

               718110

     (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

          2. The Lessee hereby confirms its agreement to pay to the Lessor Basic Rent for the Aircraft throughout the Term on the dates and in the amounts specified in, and otherwise in accordance with all of the terms of, Section 3 of the Lease.

          3.  The parties confirm that the Delivery Date is April 30, 1992.

          4. The parties confirm that the final Rent Payment Date is January 30, 1999, and the last day of the Term (without regard to renewals pursuant to Section 3(e) of the Lease) is April 30, 1999.

          5. The parties confirm that the purchase price paid by the Lessor to the Lessee for the Aircraft under the Purchase Agreement is U.S. $16,800,000; and the Lessee confirms that it has received payment in full of such purchase price from the Lessor.

          6. The Lessee hereby confirms to the Lessor that (i) the Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by the Lessee as of the date hereof, and as otherwise described in the Lease, and (ii) the Engines are delivered.

          7. The Stipulated Loss Values for the Aircraft are the amounts as set forth on the Schedule I attached hereto.

          8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

          9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this LeaseSupplement to be duly executed as of the date and year first above written.


                         TRUST COMPANY FOR USL, INC.,
                         not in its individual capacity,
                         except as otherwise expressly
                         provided herein, but solely as
                         Owner Trustee,
                         Lessor


                         By:_____________________________
                            Stanley E. Gutman
                            Vice President


                         FINNAIR OY,
                         Lessee


                         By:_____________________________
                              Title:

                                                                      SCHEDULE I
                                                             TO LEASE SUPPLEMENT


                                 RENT PAYMENTS
                                 -------------

                          MD82 Aircraft M.S.N. 49151




Basic Rent Pay-        Basic Rent
ment Date Occur-      Payment Due
ring In/Loss         (U.S. Dollars)
------------         --------------

April 1992           $658,225.68
July 1992            $658,225.68
October 1992         $658,225.68
January 1993         $658,225.68
April 1993           $658,225.68
July 1993            $658,225.68
October 1993         $658,225.68
January 1994         $658,225.68
April 1994           $658,225.68
July 1994            $658,225.68
October 1994         $658,225.68
January 1995         $658,225.68
April 1995           $658,225.68
July 1995            $658,225.68
October 1995         $538,547.52
January 1996         $538,547.52
April 1996           $538,547.52
July 1996            $538,547.52
October 1996         $538,547.52
January 1997         $538,547.52
April 1997           $538,547.52
July 1997            $538,547.52
October 1997         $538,547.52
January 1998         $538,547.52
April 1998           $538,547.52
July 1998            $538,547.52
October 1998         $538,547.52
January 1999         $538,547.52

Basic Rent Pay       Basic Rent
ment Date Occur     Payment Due
ring In/Less       (U.S. Dollars)
------------       --------------

April 1999         $538,547.52
July 1999          $538,547.52
October 1999       $538,547.52
January 2000       $538,547.52
April 2000         $538,547.52
July 2000          $538,547.52
October 2000       $538,547.52
January 2001       $538,547.52
April 2001         $538,547.52

                                                                      SCHEDULE 2
                                                             TO LEASE SUPPLEMENT
                             STIPULATED LOSS VALUE
                             ---------------------

                          MD82 Aircraft M.S.N. 49151




Loss Payment Date
Occurring In            Stipulated
Or Before               Loss Value
-----------------       ----------

       4/30/92         $17,377,000
       5/30/92         $16,869,706
       6/30/92         $17,021,475
       7/30/92         $17,175,022
       8/30/92         $16,665,291
       9/30/92         $16,814,610
      10/30/92         $16,965,694
      11/30/92         $16,453,486
      12/30/92         $16,600,314
       1/30/93         $16,748,893
       2/30/93         $16,234,167
       3/30/93         $16,378,463
       4/30/93         $16,523,976
       5/30/93         $16,007,051
       6/30/93         $16,149,136
       7/30/93         $16,292,895
       8/30/93         $15,773,322
       9/30/93         $15,912,744
      10/30/93         $16,053,825
      11/30/93         $15,531,560
      12/30/93         $15,668,274
       1/30/94         $15,806,633
       2/30/94         $15,281,629
       3/30/94         $15,415,591
       4/30/94         $15,550,689
       5/30/94         $15,023,293
       6/30/94         $15,154,847
       7/30/94         $15,288,018
       8/30/94         $14,757,797
       9/30/94         $14,886,513

Loss Payment Date
Occurring In                  Stipulated
Or Before                     Loss Value
-----------------             ----------

     10/30/94                 $15,016,828
     11/30/94                 $14,483,736
     12/30/94                 $14,609,565
      1/30/95                 $14,736,977
      2/30/95                 $14,200,966
      3/30/95                 $14,323,859
      4/30/95                 $14,447,828
      5/30/95                 $13,909,147
      6/30/95                 $14,029,356
      7/30/95                 $14,151,025
      8/30/95                 $13,609,239
      9/30/95                 $13,726,325
     10/30/95                 $13,844,854
     11/30/95                 $13,420,662
     12/30/95                 $13,535,652
      1/30/96                 $13,652,074
      2/30/96                 $13,225,763
      3/30/96                 $13,338,624
      4/30/96                 $13,452,463
      5/30/96                 $13,024,072
      6/30/96                 $13,134,840
      7/30/96                 $13,246,741
      8/30/96                 $12,815,883
      9/30/96                 $12,924,171
     10/30/96                 $13,033,577
     11/30/96                 $12,600,211
     12/30/96                 $12,705,978
      1/30/97                 $12,812,848
      2/30/97                 $12,376,933
      3/30/97                 $12,480,135
      4/30/97                 $12,584,140
      5/30/97                 $12,145,860
      6/30/97                 $12,246,684
      7/30/97                 $12,348,585
      8/30/97                 $11,907,673
      9/30/97                 $12,005,850
     10/30/97                 $12,105,090
     11/30/97                 $11,661,501

Loss Payment Date
Occurring In           Stipulated
Or Before              Loss Value
-----------------      ----------

    12/30/97          $11,756,987
     1/30/98          $11,853,520
     2/30/98          $11,407,210
     3/30/98          $11,499,960
     4/30/98          $11,593,455
     5/30/98          $11,144,606
     6/30/98          $11,234,803
     7/30/98          $11,326,018
     8/30/98          $10,874,360
     9/30/98          $10,961,732
    10/30/98          $11,050,106
    11/30/98          $10,595,592
    12/30/98          $10,680,091
     1/30/99          $10,765,577
     2/30/99          $10,308,158
     3/30/99          $10,389,738
     4/30/99          $10,472,000

                                                                       EXHIBIT B
                                                               TO LEASEAGREEMENT


REDELIVERY RECEIPT OF AIRCRAFT AND ENGINES
------------------------------------------

(1)  Aircraft Manufacturer and Model          McDonnell Douglas MD82

     Finnish Registration                     OH-LMO

     Aircraft Manufacturer's
     Serial No.                               49151

     Engine Manufacturer and Model            Pratt & Whitney
                                              JT8D-219

     Engine Manufacturer's                    1.
     Serial Nos.:                             2.

(2)  Received at Helsinki-Vantaa Airport, Finland
     Date:  April -, 1999. Local time:________________.

(3) Reference is made to the Lease Agreement, dated as of April 30, 1992, between Trust Company for USL, Inc., Lessor, and Finnair Oy, Lessee (the "Lease"). Receipt is hereby acknowledged on behalf of the Lessor of delivery to it by the Lessee, in accordance with the Lease, of the foregoing described aircraft together with all equipment and the Engines (as defined in the Lease) installed thereon.

          The Lessor hereby confirms that the Airframe and the two above described installed Engines (as defined in the Lease) and all equipment and components, documents and records have been examined by its duly appointed and authorized representative(s) to the Lessor's satisfaction.

          The Lessor hereby confirms that the Aircraft and its installed Engines (as defined in the Lease) were duly accepted by the Lessor and that the Lessee has performed its obligations under Section 5 of the said Lease Agreement.

          IN WITNESS WHEREOF, the Lessor has caused this Redelivery Receipt of Aircraft and Engines to be executed in its corporate made, by its representative thereunto duly authorized as of the day and year first above written.

                              TRUST COMPANY FOR USL, INC.,
                              not in its individual capacity,
                              except as otherwise expressly
                              provided herein, but solely as
                              Owner Trustee,
                              Lessor



                              By ______________________________

                              Title____________________________

Dated: April ___, 1999

                                                                EXHIBIT C
                                                                ---------
                                                       April 30, 1992


Trust Company for USL., Inc. as Owner Trustee
  for the Owner Participants below named
c/o United States Leasing International, Inc.
615 Battery Street
San Francisco, California 94111

United States Leasing International, Inc.
615 Battery Street
San Francisco, California 94111
(For the appropriate transaction)

Airlease Ltd., A California limited partnership
c/o United States Leasing International, Inc.
615 Battery Street
San Francisco, California 94111

Haight, Gardner, Poor & Havens
195 Broadway
New York, New York 10007


Dear Sirs:

I am assistant Secretary and in-house Counsel of Finnair Oy, a corporation organized under the laws of the Republic of Finland (the "Lessee"). As such, I am familiar with the sale, purchase and lease of one McDonnell Douglas MD82 Aircraft bearing Finnish Registration mark OH-LMO pursuant to (i) the Aircrarft Purchase Agreement, dated as of April 30 1992 (the "Purchase Agreement"), among the Lessee, as the Seller, United States Leasing International, Inc. as an Owner Participant, Airlease Ltd., A California limited partnership, as an Owner Participant and Trust Company for USL, Inc., and (ii) the Lease Agreement dated as of April 30, 1992 (the "Lease") between the Lessee and Trust Company for USL, Inc., not in its individual capacity except as expressly provided, but solely as owner Trustee under the Trust Agreement dated as of April 30, 1992 (the "Trust Agreement") with United States Leasing International, Inc. and Airlease, Ltd., A California Limited Partnership, as Owner Participants, as Lessor. Terms defined in the Lease and not otherwise defined herein are used in this opinion with the meanings defined in the Lease.

In connection with the foregoing, I have examined originals or photostatic or certified copies of all such corporate records, certificates, affidavits and of all such other documents as I have deemed relevant and necessary as the basis of my opinions hereinafter set forth. I have personal knowledge that Lessee originally acquired the Aircraft from McDonnell Douglas.

For the purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the legal capacity of natural persons, and (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of the documents by the Lessee and the validity and binding effect thereof upon the Lessee).

As to certain factual matters, I have relied upon representations included in the Purchase Agreement and the Lease, upon certificates of certain officers of the Lessee and upon certificates of public officials.

Based upon the foregoing and such other information and documents as I have considered necessary for the purposes hereof, I am of the opinion that:


1. The Lessee has been duly incorporated and is validly existing and in good standing under the laws of the Republic of Finland, with the corporate power and authority to own, sell and lease its properties and conduct its business, as the same is presently being conducted and to own, operate and sell the Aircraft.

2. The Lessee has full corporate power and authority to enter into and carry out the terms of the Operative Documents.

3. Each of the Operative Documents has been authorized by all necessary corporate and shareholder action and has been duly executed and delivered by the Lessee. The Operative Documents constitute valid and legally binding obligations of the Lessee, enforceable against the Lessee in accordance with their terms.

Without limiting the foregoing, a court in Finland would recognize and give full force and effect to the Lessor's title to and ownership of the Aircraft, to the rights of the Lessor and the Owner Participants under the Lease and other Operative Documents, and to the terms of Section 23(f) of the Lease, Article 12 of the Purchase Agreement and the Bill of Sale providing that the Lease, the Purchase Agreement and the Bill of Sale, respectively, will be governed by the laws of the State of New York subject to the proviso in paragraph 12 hereof. To the extent that the remedies provided for in Section 18 of the Lease are enforceable under New York law, a court in Finland would give effect to the terms thereof and enable the lessor and the Owner Participants to exercise the same remedies against the Lessee (however designated) and with respect- to the Aircraft if the Aircraft were then in Finland (including the right to repossess the Aircraft and to export the Aircraft from Finland).

4. The execution and delivery of the Operative Documents by the Lessee, and the performance by the Lessee under the Operative Documents will not, (a) violate the Articles of Association of the Lessee or Lessee's Extract from the Finnish Trade Register, or (b) result in a breach of, or constitute a default under, or result in creation of any Lien upon any of the property of Lessee, any judgment, decree or order binding on the Lessee, or its respective properties, or any material indenture, mortgage, contract or other instrument to which either the Lessee is a party or by which it is bound, (c) require any stockholder approval or approval of any trustee or holders of any debt or other obligations of Lessee (except such as has been duly obtained), or
(d) contravene any provision of any law, governmental rule, regulation or order binding on the Lessee.

5. No consent, approval, notice to, authorization or order, or other action of any court or governmental agency or body or official is required for the execution, delivery and performance (including without limitation, any foreign exchange control or any entity regulating exchange control) by the Lessee of any of the Operative Documents.

6. To the best of my knowledge after due inquiry, there is no action, suit, proceeding or investigation pending or threatened before or by any court, administrative agency, arbitrator or governmental body against, or which directly relates to, the Lessee which concerns any of the Operative Documents or the Aircraft or which, if adversely determined could adversely affect the financial condition of the Lessee or compliance by the Lessee with any of the Operative Documents.

7. Pursuant to Bill of Sale and Purchase Agreement the Lessee has conveyed to the Lessor good and marketable title to the Aircraft, free and clear of all liens other than Permitted Liens.

8. The execution and delivery of the Operative Documents and the performance of the transactions contemplated therein constitute commercial activities of the Lessee, and the Lessee is subject to private commercial law and to Suit with respect thereto, and the Lessee is not entitled to any immunity whether on grounds of sovereign immunity or otherwise, from set-off or from any legal proceedings in Finland or any other liability or obligations of the Lessee related to or arising from the transactions contemplated hereby or thereby.

9. No taxes, levies, imposts, duties, charges or withholdings will be imposed by Finland or any governmental subdivision or other taxing authority with respect to any payments of amounts due under the Operative Documents provided that (1) the Lessor is a "resident" of the United States, as such term is defined in Article 4 of the Convention Between the United States of America and the Republic of Finland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital (the "Convention"); and (2) the Lessor does not have a "permanent establishment" in Finland, as such term is defined in Article 5 of the Convention, with respect to the transactions contemplated by the Operative Documents or the income from such transactions is attributable. The operation of the Aircraft by the Lessee on flights to or from Finland will not result in the Lessor being subjected to any additional taxes, levies, imposts, duties, charges or withholdings imposed by Finland or any other governmental subdivision or other taxing authority thereof or therein upon or with respect to the Lessor's other income, activities or properties, subject to provisos (1) and (2) set forth above.

10. The qualification at any time of the Lessor to do business under the laws of Finland or any political subdivision thereof or any federation or organization of similar entity of which Finland is a member does not constitute a condition to, and the failure to so qualify does not affect, the purchase by the Lessor of the Aircraft, the leasing of the Aircraft to and by the Lessee or the exercise by the Lessor of any right, privilege or remedy accorded it in, under or in connection with the Operative Documents or the enforcement of such right, privilege or remedy; the purchase by the Lessor of the Aircraft, the leasing of the Aircraft to and by the Lessee or the performance by the Lessor of any action required under, or contemplated by, any of the Operative Documents (other than the operation or other use (other than merely leasing from a business outside of Finland) of the Aircraft by the Lessor) will not violate any now-existing Applicable law of Finland or any political subdivision thereof or any federation or organization or similar entity of which Finland is a member or result in any tax liability (other than taxes required to be paid by the Lessee pursuant to Section 8 of the Lease) to the Lessor pursuant to the now-existing Applicable law of Finland or any political subdivision or taxing authority thereof or any now existing rule or regulation of any federation or organization or similar entity of which Finland is a member.

11. Except for the registration of the Aircraft in Finland in the name of the Lessor as owner with the CAA, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Operative Documents in Finland, that the Operative Documents or any other document be filed or recorded with any court or other authority in Finland or that any stamp or similar tax be paid on or in respect of any of the Operative Documents unless court action is taken.

With respect to registration of the Aircraft with the Civil Aviation Administration in Finland in the name of the Lessor, as owner, and the Lessee, as operator, none of the Operative Documents other than the Bill Of Sale, and no document other than a power of attorney, incumbency certificate and certified corporate documents of the Lessor, need be filed, recorded or registered with any court, public office or other governmental authority in Finland or any political subdivision thereof. The delivery of the Bill of Sale to the Lessor, title to the Aircraft solely vested in the Lessor as against all third parties and the Lessee's title will be recognized by all applicable governmental agencies, instrumentalities and courts in Finland.

12. The choice of New York law and the Lessee's submission to the jurisdiction of certain courts in New York set forth in Section 23 of the Lease are valid, legally binding and enforceable obligations of the Lessee, provided that, a court in Finland could refuse to enforce such obligations if it determined that such obligations were to conflict with, or violate, any law, decree, or the public policy of Finland; however, I know of no such law, decree or public policy that would conflict with such obligation as of the date hereof.

13. An arbitral award properly obtained by any of the parties to the Aircraft Purchase Agreement to the Lease Agreement pursuant to Section of the Aircraft
Purchase Agreement or to Section   of the Lease Agreement will in the Republic
of Finland be subject to and enforceable under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards made in New York in 1958 and to the procedural rules existent in the Republic of Finland.

My opinion is subject to the qualifications that (i) the enforcement of the Operative Documents may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally; and (ii) the fact the some of the remedial provisions of the instruments referred to herein may be limited or rendered unenforceable (but, nevertheless, on my opinion the laws involved and the instruments referred to contain reasonable remedies for the realization of the benefits of the security intended to be afforded by the instruments) or by the laws of other countries where enforcement may be sought. No opinion is expressed as to the availability of specific or equitable remedies as such for the enforcement of any of the Operative Documents.

I do not purport to express an opinion on any laws other than those of the Republic of Finland. This opinion is furnished to you pursuant to Section 4(a)(ix) of the Purchase Agreement for your sole benefit, and no other person or entity shall be entitled to rely on this opinion without my express written consent. This opinion may not be published or reproduced in any manner or distributed or circulated to any person or entity without my express written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,


Kai Soveri
In-House Counsel

                                                                       EXHIBIT D

--------------------------------------------------------------------------------

                              GUARANTY AGREEMENT


                          Dated as of April 30, 1992

                                      of


                     UNITED STATES LEASING INTERNATIONAL, INC.
                                 as Guarantor

                              for the benefit of


                                  FINNAIR OY,


                                as Beneficiary

                             ____________________

                      One McDonnell Douglas MD82 Aircraft
                       Finnish Registration Mark OH-LMO

                             ____________________

-------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

                                                                                Page
                                                                                ----
SECTION 1. Definitions.........................................................   2

SECTION 2. Guaranty............................................................   2

SECTION 3. General Provisions Relating to this Agreement.......................   3

SECTION 4. Guarantor's Waivers, Representations and Warranties.................   5

     (a)   Successive Transactions.............................................   5

     (b)   Obligations Joint and Several; Separate Actions; Waiver of
           Statute of Limitations..............................................   5

     (c)   Authorizations To Beneficiaries.....................................   5

     (d)   Guarantor's Waivers.................................................   6

     (e)   Other Representations and Warranties................................   7

SECTION 5. Miscellaneous.......................................................   8

     (a)   Amendment of Trust Agreement and the Operative
           Documents...........................................................   8

     (b)   Binding Effect......................................................   8

     (c)   Waivers; Cumulative Effect..........................................   8

     (d)   Amendments; Waivers.................................................   9

     (e)   Section Headings; Table of Contents.................................   9

     (f)   Severability........................................................   9

     (g)   Notices.............................................................   9

     (h)   Counterparts........................................................  10

     (i)   Indemnity; Further Assurances.......................................  10
     (j)   Jurisdiction; Governing Law.........................................  10
     (k)   Waiver of Jury Trial................................................  11

                              GUARANTY AGREEMENT


          This GUARANTY AGREEMENT (this "Agreement"), dated as of April 30, 1992, by UNITED STATES LEASING INTERNATIONAL, INC., a Delaware corporation (the "Guarantor"), for the benefit of FINNAIR OY, a Finnish corporation (the "Beneficiary") (this "Agreement").

                                  WITNESSETH:

          WHEREAS, a Purchase Agreement, dated as of the date hereof (as the same may be supplemented, amended or otherwise modified from time to time, the "Purchase Agreement"), has been or shall be entered into among the Beneficiary, as Seller, Trust Company for USL, Inc. (the "Trust Company"), not in its individual capacity, except as otherwise expressly provided therein, but solely as Owner Trustee under a Trust Agreement, dated as of the date hereof (as the same may be supplemented, amended, or otherwise modified from time to time, the "Trust Agreement"), for the benefit of United States leasing International, Inc., in its capacity as the Owner Participant (the "Owner Trustee"), as Buyer, Airlease Ltd., a California Limited Partnership, in its capacity as an Owner Participant, and United States Leasing International, Inc., in its capacity as the Owner Participant (each an "Owner Participant" and collectively the "Owner Participants"), relating to the sale and purchase of the McDonnell Douglas MD82 Aircraft therein described, upon the terms and conditions therein set forth; and

          WHEREAS, the Owner Trustee, as Lessor, and the Beneficiary, as Lessee, shall enter or have entered into a Lease Agreement, dated as of the date hereof (as the same may be supplemented, amended or otherwise modified from time to time, the "Lease"), relating to the Aircraft; and

          WHEREAS, it is a condition precedent to the obligations of the Beneficiary to sell the Aircraft to the Owner Trustee under the Purchase Agreement and to lease the Aircraft from the Owner Trustee under the Lease that the Guarantor shall have executed and delivered this Agreement to the Beneficiary; and

          WHEREAS, the Guarantor owns all of the outstanding voting stock of the Trust Company.

          NOW, THEREFORE, in order to induce the Beneficiary to enter into the Purchase Agreement and the Lease, and in consideration of the premises, the Guarantor hereby agrees as follows:

          SECTION 1. Definitions. Except as otherwise defined herein, all
                     -----------
capitalized terms used herein shall have the meanings given or referred to in the Lease.

          SECTION 2. Guaranty.
                     --------

          (a) The Guarantor hereby unconditionally (except as hereinafter set forth) and irrevocably guarantees as primary obligor and not merely as surety, without offset or deduction, to the Beneficiary

          (i) the performance by the Trust Company, in its individual capacity, of all its obligations undertaken in its individual capacity, whether direct or indirect, actual or contingent, now or hereinafter incurred, under the Purchase Agreement and the Lease, except such obligations of the Trust Company as arise after or relate solely to such time after the earlier to occur of (A) the time, if ever, that the Trust Company shall have assigned or transferred to one or more eligible transferees (but excluding any such assignment or transfer by way of security), in accordance with, and to the extent permitted by, Article XI or Article X[V of the Trust Agreement, all or a portion of the Trust Company's or the Owner Trustee's right, title and interest in and to the Trust Estate or the Lease Property, or there shall be a successor trustee in accordance with
     Article XI of the Trust Agreement, (B) the time, if ever, that an Owner Participant shall have (1) assigned or transferred to one or more eligible transferees (but excluding any such assignment or transfer by way of security), in accordance with, and to the extent permitted by, Article 13 of the Purchase Agreement, all or a portion of such Owner Participant's right, tide and interest in and to the Trust Estate, and (2) delivered or caused to be delivered to the Beneficiary a guaranty, in form and substance substantially identical to this Agreement (except as to the portion of the obligations so guaranteed), by each of such transferees or by an entity meeting the qualifications of such Article 13 guaranteeing the obligations of the Trust Company, and (C) the termination of the Lease; and

          (ii) the performance by the Owner Trustee, in its capacities as the Buyer and the Lessor, and not in its individual capacity, of all its obligations undertaken in such capacities (except to the extent that such obligation or the event or circumstance giving rise to the same is attributable to an Owner Participant), whether direct or indirect, actual or contingent, now or hereinafter incurred, under the Purchase Agreement and the Lease, except such obligations of the Owner Trustee in either of such capacities as arise after or relate solely to such time after the earlier to occur of (A) the time, if ever, that an Owner Participant shall have (1) assigned or transferred to one or more eligible transferees (but excluding any such assignment or transfer by way of security), in accordance with, and to the extent permitted by, Article 13 of the Purchase Agreement, all or a portion of such Owner Participant's right, tide and interest in and to the Trust Estate, and (2) delivered or caused to be delivered to the

     Beneficiary a guaranty, in form and substance substantially identical to this Agreement (except as to the portion of the obligations so guaranteed), by each of such assignees or transferees or by an entity meeting the qualifications of such Article 13 guaranteeing the obligations of the Owner Trustee; and (B) the termination of the Lease.

          To the extent that the obligations of the Guarantor hereunder have been assumed or guaranteed by a subsequent Owner Participant or other qualified Person in accordance with either Section 2(a)(i) or 2(a)(ii), the obligations of the Guarantor hereunder shall be relieved and discharged to the extent of the obligations so assumed or guaranteed by such subsequent Owner Participant or other qualified Person.

          (b) THE GUARANTY PURSUANT TO SECTION 2(a) HEREOF IS A GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION AND IS IRREVOCABLE, ABSOLUTE, UNCONDITIONAL AND CONTINUING AND THE GUARANTOR WAIVES ANY RIGHT TO REQUIRE THAT ANY ACTION AGAINST THE TRUST COMPANY, THE OWNER TRUSTEE OR ANY OTHER PERSON BE TAKEN OR ADJUSTED PRIOR TO DEMAND BEING MADE ON OR ACTION BEING TAKEN AGAINST THE GUARANTOR.

          (c) The Guarantor hereby agrees that, to the extent of its guaranty pursuant to Section 2(a) hereof, in the event the Trust Company or the Owner Trustee fails to perform any guaranteed obligation for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Trust Company or the Owner Trustee or the disaffirmance with respect to the Trust Company or the Owner Trustee of the Purchase Agreement or the Lease in any such proceeding) as promptly as practicable, but in any event not later than 5 Business Days after the date on which such guaranteed obligation is required to be performed, the Guarantor shall perform or cause such guaranteed obligation to be performed on first demand as promptly as practicable, but in any event not later than 5 Business Days following the Guarantor's receipt of notice from the Beneficiary (a copy of such notice to be sent to the Lessor to the extent the Beneficiary is not stayed or prevented from doing so by operation of law) stating that such guaranteed obligation was not performed when required.

          SECTION 3. General Provisions Relating to this Agreement.
                     ---------------------------------------------

          (a) The obligations of the Guarantor under this Agreement shall remain in full force and effect until each and all of such obligations shall have been fully discharged in accordance with the terms and provisions hereof.

          (b) This Agreement and the liability of the Guarantor hereunder, to the fullest extent permitted by Applicable Law, shall not be affected by and shall remain in full force and effect irrespective of: (i) the legality, validity, regularity, genuineness or enforceability, in whole or in part, of any document or agreement, including, without limitation, the Trust Agreement, the Operative Documents or any of them, or of any assignment (other than as contemplated by Section 2(a) hereof), amendment, modification, waiver or termination of the Trust Agreement; (ii) the transfer, assignment, subletting or mortgaging or the purported transfer, assignment, subletting or mortgaging of all or any part of the interest of any Person in the Aircraft; (iii) any failure of title with respect to the Aircraft; (iv) any merger or consolidation of any Person into or with any other Person or any sale, lease or transfer of any of the assets of any Person to any other Person; (v) an assignment or any change in the ownership of any partnership interest or shares of capital stock other than transfer permitted by Article 13 of the Purchase Agreement or by the Trust Agreement; or (vi) any other occurrence or circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against the Guarantor as a guarantor, including, without limitation, any defense arising out of any laws of the Republic of Finland or of the United States or any State thereof that would either exempt, modify or delay the due or punctual performance of the obligations of the Guarantor hereunder.

          (c) The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

          (d) The obligations and liabilities of the Guarantor hereunder shall not be impaired, diminished, abated or otherwise affected (i) by any setoff, defense or counterclaim that the Trust Company, the Owner Trustee or the Guarantor or any other Person may have or claim to have, at any time or from time to time (other than full payment or performance of the guaranteed obligations), or (ii) by the commencement by or against the Trust Company, the Owner Trustee or the Guarantor or any other Person of any proceedings under any bankruptcy or insolvency law or laws relating to fraudulent conveyance, the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extension or other similar laws.

          (e) Except as otherwise expressly set forth herein, no act or omission of any kind or at any time on the part of the Owner Trustee, any beneficiary under the Trust Agreement, the Lessee, or any other Person in respect of any matter whatsoever including, without limitation, any omission in performance of their respective obligations under any document or agreement, including, without limitation, the Trust Agreement or any of the Operative Documents, shall in any way affect or impair the guaranty hereunder, save for an express written waiver, release or discharge or the like or variation of its terms, which shall be effective only with respect to the Person granting the same, or performance by any thereof of the terms of any Operative Document.

          (f) The guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if, at any time, payment, or any part thereof, of any of the obligations hereunder, under the Trust Agreement or under any of the Operative Documents is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Trust Company, the Owner Trustee or otherwise, all as though such payment had not been made.

          SECTION 4. Guarantor's Waivers, Representations and Warranties.
                     ---------------------------------------------------

          (a) Successive Transactions. This is a continuing guaranty and all
              -----------------------
rights, powers and remedies hereunder shall apply to all the obligations of the Trust Company and the Owner Trustee to the Beneficiary guaranteed by the Guarantor pursuant to Section 2(a), including those arising under successive transactions, which shall either continue the Guarantor's obligations hereunder, or increase or decrease them, and notwithstanding the dissolution, liquidation or bankruptcy of the Trust Company, the Owner Trustee or the Guarantor or any other Person, or any other event or proceeding affecting the Trust Company, the Owner Trustee or the Guarantor or any other Person.

          (b)  Obligations Joint And Several: Separate Actions: Waiver of
               ----------------------------------------------------------
Statute of Limitations. The obligations hereunder are joint and several and
----------------------
independent of the obligations of the Trust Company and the Owner Trustee and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Trust Company, the Owner Trustee or any other Person, or whether the Trust Company, the Owner Trustee or any other Person is joined in any such action or actions. The Guarantor acknowledges that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and is binding on the Guarantor as of the date written below, regardless of whether the Beneficiary obtains collateral or any guaranties from others or take any other action contemplated by the Guarantor. The Guarantor waives the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof except to the extent that a statute of limitations shall affect the obligations of the Trust Company or the Owner Trustee, and the Guarantor agrees that any payment or performance of any obligation of the Trust Company or the Owner Trustee or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the Guarantor's liability hereunder.

          (c) Authorizations To Beneficiary. The Guarantor hereby authorizes the
              -----------------------------
Beneficiary without notice to or demand on the Guarantor and without affecting the Guarantor's liability hereunder, from time to time, to the extent permitted by and in accordance with the terms and provisions of the Operative Documents, to: (i) alter, compromise, renew, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the obligations guaranteed hereunder or any part thereof, including increase or decrease of any amount due or which may become due or is the rate of interest thereon; (ii) take and hold security for the payment of this Guaranty or the obligations guaranteed hereunder or any portion thereof, and exchange, enforce, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof, including, without limitation, a non-judicial sale permitted by the terms of the controlling agreement, as the Beneficiary in its discretion may determine; and (iv) release (without increasing the several obligations of any other party) or substitute any one or more of the endorsers or any other guarantors of the obligations guaranteed hereunder. The Beneficiary may not assign this Guaranty in whole or in part without the prior written consent of the Guarantor. The Guarantor agrees to provide to the Beneficiary upon request copies of the Guarantor's financial statements and a copy of any reports made available to shareholders by sending the same to such party's address as set forth in Section 5(g) hereof.

          (d) Guarantor's Waivers. The Guarantor waives any right to require the
              -------------------
Beneficiary to: (i) make any claim or demand or proceed against any Person, including without limitation, the Trust Company, the Owner Trustee or any other guarantor of the guaranteed obligations; (ii) make any claim or demand or proceed against or exhaust any security held from the Trust Company, the Owner Trustee or any other guarantor of the guaranteed obligations or any other Person; (iii) pursue any other remedy in the Beneficiary's power; (iv) give notice of any default by the Trust Company or the Owner Trustee or to give notice of any matters affecting the Trust Company or the Owner Trustee (except to the extent provided in Section 2(c)); or (v) make any presentations or demands for performance, or give any notices of non-performance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by the Beneficiary as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part the obligations guaranteed hereunder, or in connection with the creation of new or additional obligations. The Guarantor waives notice of acceptance of this Agreement by any Beneficiary.

          The Guarantor waives to the fullest extent possible under Applicable Law any defense based upon or arising by reason of: (i) any disability or other defense (other than of payment or performance) of the Trust Company or the Owner Trustee or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than final payment in full or performance, of all obligations of the Trust Company or the Owner Trustee guaranteed hereunder or of any other Person; (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of the Trust Company or the Owner Trustee, or any defect in the creation or existence of the Trust, the Trust Estate, the Trust Company or the Owner Trustee; (iv) the use by the Trust Company of the Aircraft or of the proceeds therefrom; (v) any act or omission by any Owner Participant which, directly or indirectly, results in or aids the discharge of the Trust Company or the Owner Trustee or any of its obligations guaranteed hereunder by operation of law or otherwise (other than of payment or performance); (vi) any act or omission of the Beneficiary which impairs any collateral for the obligations of the Trust Company or the Owner Trustee guaranteed hereunder including, without limitation, surrender, release, failure to perfect, or delay in perfection of, any security interest for such indebtedness, and the exchange, substitution, dealing with or taking additional collateral, or abstaining from taking advantage of or realizing upon any security interest or guaranty; (xii) any errors and omissions in connection with the administration by the Trust Company or the Owner Trustee guaranteed hereunder; or (viii) any modification of the Trust Agreement, in any form whatsoever, of the obligations of the Trust Company or the Owner Trustee guaranteed under Section 2(a), including any modification made after any attempted revocation hereof to any obligations incurred prior to any such attempted revocation, and including, without limitation, the renewal, extension, acceleration or other change in time for payment or performance of such obligations, or other change in the terms of the obligations of the Trust Company or the Owner Trustee guaranteed under Section 2(a) or any part thereof, including any increase or decrease in the amount of payment due or which may become due, or increase or decrease of the rate of interest thereon. Until all obligations of the Trust Company and the Owner Trustee guaranteed under Section 2(a) shall have been finally performed and paid in full, the Guarantor shall have no right of subrogation, and the Guarantor waives any defense the Guarantor may have based upon any election of remedies by the Beneficiary which impairs or destroys the Guarantor's subrogation rights or the Guarantor's right to proceed against the Trust Company or the Owner Trustee for reimbursement. Until all obligations of the Trust Company and the Owner Trustee guaranteed hereunder shall have been finally performed and paid in full, the Guarantor, for the benefit of the Beneficiary, further waives any right, and agrees it shall not take any action, to enforce any remedy which the Beneficiary now has or may hereafter have against the Trust Company, the Trust Estate, any Owner Participant or the Owner Trustee, and waives, and agrees it shall refrain from seeking, any benefit of, or any right to participate in, any security whatsoever now or hereafter held by the Beneficiary.

          (e)  Other Representations and Warranties. The Guarantor hereby
               ------------------------------------
further represents and covenants to the Beneficiary as follows:


               (i) The Guarantor is a corporation duly organized and validly existing pursuant to the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement.

               (ii) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Guarantor, do not require any approval or other action of any stockholder of the Guarantor or any approval or consent of any trustee or holders of any indebtedness or obligations of the Guarantor (or that any such approval or consent as is required has been obtained), and neither the execution and delivery of this Agreement by the Guarantor nor the performance by the Guarantor of its obligations hereunder contravenes any material Applicable Law, or contravenes or results in any breach of, or constitutes any default under, any material term of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or any material term of any other agreement or instrument, corporate charter, by-law or permit issued by any governmental authority under Applicable Law to which the Guarantor is a party or by which the Guarantor or its properties may be bound.

               (iii) Neither the execution and delivery by the Guarantor of this Agreement nor the performance by the Guarantor of the obligations undertaken hereunder requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any governmental authority under Applicable Law.

               (iv) This Agreement has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights and remedies generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5. Miscellaneous.
                     -------------

          (a) Amendment of Trust Agreement and the Operative Documents. Each of
              --------------------------------------------------------
the Trust Company, the Owner Trustee and the Beneficiary may, in their discretion, as permitted by and in accordance with the terms and provisions of the Operative Documents to which it is a party, agree to amendments of the Trust Agreement and the Operative Documents, give or withhold consents, approvals or waivers and exercise or refrain from exercising their respective rights under the Trust Agreement and the Operative Documents.

          (b) Binding Effect. This Agreement and every part hereof shall be
              --------------
binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and shall be directly enforceable by, the Beneficiary and its successors and assigns.

          (c) Waivers: Cumulative Effect. A waiver by the Beneficiary of any
              --------------------------
right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Beneficiary would otherwise have had on any future occasion with regard to any subsequent breach. Neither a failure to exercise, nor any delay in exercising, on the part of the Beneficiary, any right, power or privilege it may have hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder nor any course of dealing preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by Applicable Law.

          (d) Amendments: Waivers. None of the terms or provisions of this
              -------------------
Agreement may be amended, waived, altered, modified or terminated except as contemplated hereby and except by an instrument in writing signed by a written consent of the Beneficiary and the Guarantor. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provisions of this Agreement.

          (e) Section Headings; Table of Contents. The section headings in and
              -----------------------------------
the table of contents to this Agreement are for convenience of reference only and shall neither be deemed to be part of this Agreement nor modify, define, expand or limit any of the terms or provisions hereof.

          (f) Severability. Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provisions in the Trust Agreement or any Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) Notices. All communications, notices, consents and waivers
              -------
provided for herein or given in connection herewith shall be in writing and shall become effective when received by telecopy, international courier or registered United States mails, addressed, (i) if to Beneficiary:

                          FINNAIR OY
                          Dagmarinkatu 4
                          00100 Helsinki
                          Finland

                          Attention:  Group Treasurer

                          Telex:  124946  Answerback: fnair sf
                          Telecopier:  358-0-818-7457
                          Telephone:  358-0-818-81
or to such other address as the Beneficiary shall from time to time designate in writing to the Guarantor, or (Ii) if to the Guarantor to:

                          United States Leasing International, Inc.
                          615 Battery Street
                          San Francisco, California 94111

                          Attention: Executive Vice President, Transportation Financing

                          Telex:  278031
                          Telecopy:  415-627-9240

or to such other address as the Guarantor shall from time to time designate in writing to the Beneficiary.

          (h) Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          (i) Indemnity; Further Assurance. The Guarantor agrees to indemnify
              ----------------------------
the Beneficiary from and against any and all liabilities and losses incurred by the Beneficiary in any way relating to or arising out of the breach by the Guarantor of any of its agreements contained herein, including all reasonable expenses, including attorney's fees and expenses, that may be incurred in enforcing such agreements against the Guarantor, provided, however, that the foregoing indemnity and agreement to hold harmless shall be coextensive in scope with, and shall in no way expand, waive or limit, such covenants or agreements or any rights, remedies or defenses which are or would be available in connection therewith.

          (j)  Jurisdiction; Governing Law.
               ---------------------------

               (i) The Guarantor hereby irrevocably agrees that, to the extent that it or any of its assets has or hereafter may acquire any right of immunity, as against the other party hereto or its respective successors and assigns, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States of America or the Republic of Finland or any other jurisdiction, but only to the extent required to enforce or collect upon this Agreement or any other liability or obligation of it related to or arising solely from the transactions contemplated by this Agreement, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment or from attachment in aid of execution upon a judgment, it hereby expressly and irrevocably waives any such immunity.

          (ii) The Guarantor irrevocably agrees that any legal suit, action or proceeding arising out of or relating solely to this Agreement, the Trust Agreement or any Operative Document, or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the State or Federal courts in the County of New York, State of New York, or the Superior Court, City and County of San Francisco, San Francisco, California, and it hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the non-exclusive jurisdiction of any such court but only in any such suit, action or proceeding. The Guarantor further agrees that such service of process may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding, registered mail, return receipt requested, at its address specified in
     Section 5 hereof (as the same may be changed from time to time pursuant to said Section 5). The Guarantor further irrevocably agrees to the service of process of any of the aforementioned courts but only in any suit, action or proceeding of the nature referred to above by the mailing of the copies thereof by certified air mail, postage prepaid, return receipt requested, to it at its address specified in Section 5 hereof (as the same may be changed from time to time pursuant to Section 5 hereof), such service to be effective upon the date of receipt indicated on the postal receipt returned from it.

          (iii) Final judgment against the Guarantor in any suit shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Guarantor as therein described.

          (iv) THIS AGREEMENT HAS BEEN NEGOTIATED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          (k) WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN THE GUARANTOR
              --------------------
HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRUST AGREEMENT, THE OPERATIVE DOCUMENTS, OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE TRUST AGREEMENT, ANY OPERATIVE DOCUMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed as of the date first set forth above.

                                          UNITED STATES LEASING
                                           INTERNATIONAL, INC.,
                                           as Guarantor


                                          By_________________________
                                           Name;
                                           Title:

                             LEASE SUPPLEMENT NO.1


          LEASE SUPPLEMENT NO.1, dated April 30,1992 between TRUST COMPANY FOR USL, INC., not in its individual capacity, except as otherwise expressly provided herein, but solely as owner trustee under the Trust Agreement dated as of April 30, 1992 (the "Lessor"), and FINNAIR OY (the "Lessee").

          The Lessor and the Lessee have heretofore entered into that certain Lease Agreement, dated as of April 30, 1992, relating to one McDonnell Douglas MD82 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings) . The Lease provides for the execution and delivery of a Lease Supplement for the purpose of leasing the Aircraft under the Lease if agreed upon by the Lessor to the Lessee in accordance with the terms thereof.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

          1. The Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the following described McDonnell Douglas MD82 aircraft (the "Aircraft"), which as of the date hereof consists of the following components;

          (i) Airframe; Finnish Registration Mark OH-LMO; and manufacturer's serial number: 49151

          (ii) Engines: two Pratt & Whitney Model JT8D-219 engines bearing, respectively, manufacturer's serial numbers

               709730, and

               718110

     (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

          2. The Lessee hereby confirms its agreement to pay to the Lessor Basic Rent for the Aircraft throughout the Term on the dates and in the amounts specified in, and otherwise in accordance with all of the terms of, Section 3 of the Lease.

          3. The parties confirm that the Delivery Date is April 30, 1992.

          4. The parties confirm that the final Rent Payment Date is January 30, 1999, and the last day of the Term (without regard to renewals pursuant to Section 3(e) of the Lease) is April 30,1999.

          5. The parties confirm that the purchase price paid by the Lessor to the Lessee for the Aircraft under the Purchase Agreement is U.S. $16,800,000; and the Lessee confirms that it has received payment in full of such purchase price from the Lessor.

          6. The Lessee hereby confirms to the Lessor that (i) the Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by the Lessee as of the date hereof, and as otherwise described in the Lease, and (ii) the Engines are delivered.

          7. The Stipulated Loss Values for the Aircraft are the amounts as set forth on the Schedule I attached hereto.

          8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

          9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed as of the date and year first above written.


                    TRUST COMPANY FOR USL, INC.,
                    not in its individual capacity,
                    except as otherwise expressly
                    provided herein, but solely as
                    Owner Trustee,
                     Lessor



                    By: /s/ Stanley E. Gutman
                        ----------------------
                        Stanley E. Gutman
                        Vice President


                    FINNAIR OY,
                        Lessee



                     By:______________________
                         Title:

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed as of the date and year first above written.


                              TRUST COMPANY FOR USL, INC.,
                              not in its individual capacity,
                              except as otherwise expressly
                              provided herein, but solely as
                              Owner Trustee,
                               Lessor


                              By:____________________________
                                     Title:


                              FINNAIR OY,
                                Lessee



                              By: [SIGNATURE NOT LEGIBLE]
                                 ----------------------------
                              Title: Legal Counsel